                                                                   EXHIBIT 10.22


                             ARTICLES OF AGREEMENT


                                    BETWEEN


                           STERLING CHEMICALS, INC.

                          ITS SUCCESSORS AND ASSIGNS


                                      AND


                               TEXAS CITY, TEXAS

                         METAL TRADES COUNCIL, AFL-CIO

                               TEXAS CITY, TEXAS


                                  MAY 1, 1996
                                      TO
                                  MAY 1, 1999

                             ARTICLES OF AGREEMENT
                               TABLE OF CONTENTS

                                                                           PAGE
Article 1     - Union Security...........................................    2
Article 2     - Hours of Work............................................    3
Article 3     - Overtime and Premium Time Regulations....................   13
Article 4     - Vacation.................................................   10
Article 5     - Seniority................................................   13
Article 6     - Work Outside of Regular Classification...................   20
Article 7     - Supervisors Doing Hourly Work............................   21
Article 8     - Work Classifications -- Temporary Vacancies..............   21
Article 9     - Staffing of New Units....................................   21
Article 10    - Jurisdiction of Work.....................................   22
Article 11    - Leadmen..................................................   23
Article 12    - Stewards.................................................   23
Article 13    - Contract Work -- Construction and Maintenance............   24
Article 14    - Pay Day..................................................   24
Article 15    - Payroll Disputes.........................................   24
Article 16    - Physical Examinations....................................   25
Article 17    - Discriminations..........................................   25
Article 18    - Union Representatives....................................   25
Article 19    - Jurisdictional Disputes..................................   26
Article 20    - Jury Service.............................................   26
Article 21    - Election Day Regulations.................................   27
Article 22    - Replacement of Clothing..................................   28
Article 23    - Layoff Notice -- Separation Allowance....................   28
Article 24    - Leave of Absence.........................................   30
Article 25    - Sanitation and Safety....................................   31
Article 26    - Bulletin Boards..........................................   33
Article 27    - Company Rules............................................   33
Article 28    - Funeral Leave............................................   33
Article 29    - Strikes and Lockouts.....................................   34
Article 30    - Grievance Procedure......................................   35
Article 31    - Arbitration Procedure....................................   38
Article 32    - Abrogation of Contract Articles..........................   38
Article 33    - Non-occupational Accident and Sickness Plan..............   39
Article 34    - Contract Period..........................................   42
Exhibit A-1   - Forty (40) Hour Master Shift Schedule....................   45
Exhibit AX-1  - Forty (40) Hour Master Shift Schedule....................   46
Exhibit A-2   - Forty (40) Hour Master Shift Schedule Two (2)
                 Shifts Only.............................................   47
Exhibit A-3B  - Forty (40) Hour Master Shift Schedule....................   48
Exhibit A-3   - Three (3) Shift Schedule.................................   49
Exhibit A-5   - Forty (40) Hour Weekend Day Schedule.....................   50

Exhibit A-6   - Normal. Day Schedule.....................................   50
Exhibit A-7   - Special Straight Day Schedule............................   51
Exhibit A-9   - Special Pilot Plant and TBA Unit Schedule................   52
Exhibit A-10  - Three (3) Shift Schedule (All Employees Except Group 1)..   53
Exhibit A-11  - Two (2) Shift Schedule (All Employees Except Group 1)....   53
Exhibit A-20  - Special Pilot Plant Schedule.............................   54
Exhibit B     - Wage Rates............................................   55,56
Exhibit C-1   - Merit Progression Schedule & Laboratory Analyst
                 Apprentice...........................................   57,58
Exhibit C-2   - Maintenance Apprentice Merit Progression Schedule........   59
Exhibit C-3   - Instrument & Electrical Apprentice Merit Progression
                 Schedule................................................   59
Exhibit C-4   - Chemical Operator Apprentice Merit Progression Rate......   60
Exhibit C-5   - Pumper-Gauger Apprentice Merit Progression Rate..........   60


                                      ii

                             ARTICLES OF AGREEMENT
                                    BETWEEN
                            STERLING CHEMICALS, INC.
                           ITS SUCCESSORS AND ASSIGNS
                                      AND
                          THE TEXAS CITY, TEXAS METAL
                            TRADES COUNCIL, AFL-CIO
                              OF TEXAS CITY, TEXAS

1 This agreement is made between the Sterling Chemicals, Inc., its successors and assigns, authorized to do business in Texas, hereinafter referred to as the COMPANY, and the Texas City, Texas Metal Trades Council, AFL-CIO, of Galveston County, Texas, hereinafter referred to as the UNION. It is agreed by the following unions signatory to this Agreement that said Council is their authorized representative for the purpose of negotiating and administering this Agreement and for the purpose of modifying, amending, or waiving any of the provisions of this Agreement:

     Electrical Workers Local No. 527
     Operating Engineers No. 347
     Painters and Paperhangers No. 585
     Bridge, Structural & Ornamental Iron Workers No. 135
     International Association of Machinists No. 1446 Affiliated with District
          No. 37
     Sheet Metal Workers No. 54
     Teamsters Local No. 1111
     Carpenters Local No. 973
     Instrument Lodge No. 903
     International Brotherhood of Boilermakers, Iron Ship Builders, Blacksmiths,
          Forgers and Helpers No. 132
     Heat & Frost Insulators and Asbestos Workers No. 111
     Pipefitters Local No. 211
     Operating Engineers No. 450

                                BASIC PRINCIPLES

2 The COMPANY and the UNION have a common and sympathetic interest in the progress of industry. Therefore, a working system and harmonious relations are necessary to improve the relationship between the COMPANY and the UNION, and the Public. Progress in industry demands a mutuality of confidence between the COMPANY and the UNION. All will benefit by a continuous peace and by adjusting any differences by rational, common-sense methods. The purpose of this Agreement is to establish harmonious relations for the advancement of the mutual interest of the parties without regard to race, sex, creed, color, age, or national origin in continuing and improving the manufacture and production of products at said Texas City plant. It is the understanding of the parties to this agreement that any reference in said agreement to the masculine gender is understood to also include those employees of the feminine gender. Now, therefore, in consideration of the mutual promises and agreements herein contained, the parties hereto agree as follows:

                                  RECOGNITION

3 The COMPANY hereby recognizes the Texas City, Texas Metal Trades Council as the exclusive bargaining agency for all production and maintenance employees, but excluding supervisory, technical, clerical, plant protection and cafeteria employees and other conditions of employment. Supervisory employees, in the production and maintenance departments, are those who are above the classifications listed in Exhibit B, a part of this Contract.

                                   ARTICLE 1
                                 UNION SECURITY

     SECTION 1

4 The COMPANY agrees to honor check-off cards signed by individual employees, on forms agreed to by the COMPANY and the UNION, which authorize the COMPANY to deduct from the employee's first pay check each month the regular monthly UNION dues of the employee, or initiation fees as may be authorized by the employee.

5 The COMPANY agrees to notify the UNION of all newly employed personnel covered by this Agreement. Such notice shall be in writing and shall state the name of the employee, their classification, their date of hire, their address and telephone number.

     SECTION 2

6 Check-off authorizations now in effect shall become irrevocable in accordance with the terms of Section 3 of this article unless written notice of revocation from the employee is received by the COMPANY within the fifteen (15) day period prior to the expiration date of this Agreement. A notice of this provision will be posted by the COMPANY and the UNION.

     SECTION 3

7 Check-off authorizations shall be irrevocable for the period of one (1) year, or until the termination of the Agreement, whichever occurs sooner. It is further agreed that this authorization shall be automatically renewed, and shall be irrevocable for successive periods of one (1) year each unless written notice by registered mail of revocation from the employee is received by the COMPANY not more than twenty (20) days nor less than ten (10) days prior to the expiration of each period of one (1) year.

8 Employees withdrawing from a signatory union may cancel their dues deduction authorization at any time by serving notice by letter to the COMPANY canceling such authorization along with letters of approval from the UNION and the signatory union to which the dues and initiation fees were to be forwarded.

9 Employees who, as a result of a change in job assignment, transfer from one signatory union to another signatory union, may cancel any prior dues deduction authorization by submitting to the COMPANY a new dues deduction authorization. Such new authorization must be transmitted through the signatory union or its designated representative.

     SECTION 4

10 Money deducted from pay checks as authorized herein for employees bargained for by the UNION will be forwarded to each individual union signatory to the Agreement. The UNION will furnish the COMPANY a list of signatory unions showing the address and the individual to whom the check should be forwarded and the regular monthly union dues of each Union. This check will be forwarded not later than the 20th of the month in which the money is deducted, along with a summary sheet in duplicate showing the name of each employee from whose pay check dues and initiation fees were deducted and the amount deducted.

11 In the event a signatory union ceases to be affiliated with UNION for any reason, and UNION officially notifies COMPANY of same, the authorization of employees for deductions of dues and initiation fees for such Union whose affiliation with UNION has ceased, shall be immediately and automatically revoked and any monies deducted from checks of said employees and held by the COMPANY will be refunded to the employee from whose check the deduction was made.

     SECTION 5

12 In the event applicable laws governing union security are liberalized to the extent that they allow a Maintenance of Membership clause, the COMPANY agrees to meet with the UNION at that time and agree on the terms of a Maintenance of Membership clause.

                                   ARTICLE 2
                                 HOURS OF WORK

     SECTION 1 - ALL EMPLOYEES IN SENIORITY GROUPS 1, 2 AND 4

13 The period of time from 6:30 a.m. to 6:30 a.m. the following day shall constitute a payroll day for all employees in the seniority groups above. The period of time composed of seven (7) consecutive payroll days, extending from 6:30 a.m. Monday to 6:30 a.m. the following Monday, shall constitute a regular work week at this plant for all employees in the seniority groups above.

       The hours of work shall be as follows:

14     (a)  DAY WORKERS - Eight (8) consecutive hours of work per day, exclusive of a thirty (30) minute lunch period, shall constitute a day's work.
            Hours of work shall be from 6:30 a.m. to 11:00 a.m. and from 11:30 a.m. to 3:00 p.m.

15     (b)  SHIFT WORKERS - Eight (8) consecutive hours of work per day shall constitute a day's work. Five (5) eight (8) hour shifts in any one work week shall constitute a week's work. Shifts shall be from 6:30
            a.m. to 2:30 p.m., 2:30 p.m. to 10:30 p.m., and 10:30 p.m. to 6:30
            a.m. Shift workers will be permitted sufficient time to eat during their shift without loss of pay for such period.

16     (c)  X-1 SHIFT WORKERS - Eight (8) consecutive hours of work per day shall constitute a day's work. Five (5) eight (8) hours shifts in any one work week shall constitute a weeks' work. Shifts shall be from 10:30 p.m. to 6:30 a.m., 6:30 a.m. to 2:30 p.m., and 2:30 p.m.
            to 10:30 p.m. The payroll week for employees on the X-1 shift starts at 10:30 p.m., Sunday, and runs until 10:30 p.m. the following
            Sunday. The payroll day starts at 10:30 p.m. and runs until 10:30 p.m. of the following day. Shift workers are permitted sufficient time to eat during their shift without loss of pay for such period.

     SECTION 2 - ALL EMPLOYEES IN THE MAINTENANCE CRAFTS SENIORITY AND SENIORITY GROUP 3

17 The period of time from 7:00 a.m. to 7:00 a.m. the following day shall constitute a payroll day for all employees in the seniority groups above.

18 The period of time composed of seven (7) consecutive payroll days, extending from 7:00 a.m. Monday to 7:00 a.m. the following Monday, shall constitute a regular work week at this plant for all employees in the seniority groups above.

     The hours of work shall be as follows:

19   (a)  DAY WORKERS - All Employees in the Maintenance Crafts Seniority and
          Seniority Group 3 - Eight (8) consecutive hours of work per day, exclusive of a thirty (30) minute lunch period, shall constitute a day's work. Hours of work shall be from 7:00 a.m. to 11:00 a.m. and from 11:30 a.m. to 3:30 p.m.

20   (b)  SHIFT WORKERS - All Employees in the Maintenance Crafts Seniority
          and Seniority Group 3 - Eight (8) consecutive hours of work per day shall constitute a day's work. Five (5) eight (8) hour shifts in any one work week shall constitute a week's work. Shifts shall be from 7:00 a.m. to 3:00 p.m., 3:00 p.m. to 11:00 p.m., and 11:00 p.m. to
          7:00 a.m. Shift workers will be permitted sufficient time to eat during their shift work without loss of pay for such period.

     SECTION 3

21 Employees may be scheduled as shift workers if and when required in the operation of the plant, and when so working, shall be governed by the above conditions relating to a shift worker.

22 Straight day maintenance employees temporarily assigned to shift work, when being reassigned to straight days, will normally be reassigned at the beginning of the work week.

23 All work schedules presently in effect will be included in Exhibit A and attached hereto. Any changes in these schedules will be mutually agreed to by COMPANY and UNION.

24 The normal work week shall consist of forty (40) hours of work and the normal work day of eight (8) hours of work providing work is available.

25 Any new schedules mutually agreed to by the COMPANY and UNION shall be added to Exhibit A and made a part of this Agreement.

26 An employee may be excused without pay for a period up to two (2) hours at the beginning or end of the day shift, Monday through Friday (except holidays falling Monday through Friday) for the purpose of a doctor or dentist appointment. Such excuse will be granted if it is scheduled with enough advance notice so that proper relief can be scheduled and the absence does not impair plant operations.

                                   ARTICLE 3
                     OVERTIME AND PREMIUM TIME REGULATIONS

     SECTION 1

27 Time worked under any of the following classifications listed below will be paid for at the rate of one and one-half times the regular hourly rate.

28   (a)  Time worked outside an employee's regular scheduled work shift within the twenty-four (24) hour period beginning with the time the employee starts to work or is scheduled to report for work, whichever is earlier.

29   (b)  The excess hours over forty (40) which are worked in any work week.
          The time accumulated on the following categories is counted toward the forty (40) hours:

          1. The first eight (8) hours worked in each work day.

          2. The first eight (8) hours worked on the first shift of a new schedule when the employee's schedule has been changed without an advance notice of forty-eight (48) hours of the time the employee is required to first report for work under the new schedule.

          3. The first eight (8) hours worked on a new schedule when the employee's schedule is changed so that eight (8) hours' rest is not provided between the last shift on the old schedule and the first shift on the new schedule.

30   (c)  Time worked on employee's scheduled day of rest unless such work resulted from a change in schedule of which the employee received forty-eight (48) hours advance notice.

31   (d)  The first eight (8) hours worked on the first shift of a new schedule when employee's schedule is changed without notice forty-eight (48) hours in advance of the time the employee is required to first report for work under the new schedule.

32   (e)  The first eight (8) hours worked on a new schedule when employee's schedule is changed so that eight (8) hours' rest is not provided between the last shift of the old schedule and the first shift on the new schedule.

33   (f)  Day workers, when scheduled as shift workers, shall be paid at the rate of time and one-half for the first shift worked unless the employee has received forty-eight (48) hours' notice of such change in schedule.

     SECTION 2

34   (a)  Two and one-half times will be paid for work performed on the following holidays: New Year's Day, President's Birthday, Good Friday, Monday after Easter, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Friday after Thanksgiving Day, Christmas Eve and Christmas Day.

35 FOR DAY WORKERS: If any of these holidays fall on a Sunday, the Monday immediately following shall be recognized as the holiday. If holidays fall on Saturday, they will be observed on the preceding Friday. The exception shall be Christmas Eve which shall be observed on the last working day before Christmas.

36 FOR SHIFT WORKERS: All holidays listed above will be recognized on the calendar day on which it falls. For the purpose of determining pay for an employee who works on a day observed as a holiday which falls on one of the employee's scheduled days of rest, "regular scheduled hours of work" for that day shall mean the same hours the employee was assigned to work on the last regularly scheduled day of work immediately prior to the holiday. Payment will be made according to
          (b) 1 below.

37   (b)  Employees will be paid for the holidays listed above not worked an amount equivalent to eight (8) times the employee's straight-time hourly rate, subject to the following conditions:

          1. Such pay shall be computed on the basis of payroll day and not calendar day.

          2. To be eligible for such pay, an employee must report for work on their last regular scheduled working day immediately preceding the holiday and their first regular scheduled working day immediately following this holiday.

               For purposes of determining eligibility for holiday pay only under this section, employees absent either the day before, the day after, or both days, because of vacation, death in the immediate family, occupational injury or illness while under a doctor's care, jury duty or excused absence will be considered as having worked on such day or days and will be entitled to holiday pay provided they have complied with the other requirements of
               Article 3, Section 2. Immediate family will be interpreted to mean those members of the family covered under Article 28 - Funeral Leave.

          3. An employee who is instructed to work on a holiday but fails to report will receive no pay for the holiday.

          4. Payment for holidays not worked shall not apply to employees on approved leave of absence, off because of sickness or occupational injury (unless under a doctor's care and the holiday falls on an unpaid waiting period day), or layoff.

38   (c)  When an employee works on both of their scheduled days of rest, they shall be paid twice their straight-time rate for work performed on the second scheduled day of rest.

     (d) An employee working greater than sixteen (16) consecutive hours for those on eight (8) hour shift schedules or eighteen (18) consecutive hours for those on twelve (12) hour shift schedules will be paid at double time for subsequent consecutive work hours up to the employee's next regularly scheduled shift, which will be paid at straight time.

          If the employee works additional consecutive hours, the beginning of each regularly scheduled shift will restart the counting of continuous hours.

     SECTION 3

39 In the event any hours worked fall within two or more classifications listed above, only one application can be made.

40 Employees shall not be laid off during regular working hours to deprive them of any time which they have gained by working overtime. Overtime worked shall be equally distributed among the employees within their own craft or department as nearly as is practicable. Where employees in a department so request, an overtime record shall be posted in the department.

     SECTION 4 - OVERTIME LUNCH ALLOWANCE

41   (a)  An employee scheduled in with at least four (4) hours' notice or held over from their regular shift, with or without notice after working ten (10) continuous hours, will be furnished a lunch at the next lunch period or a lunch allowance of $8.00 (at the employee's option). For each successive four (4) hours worked thereafter, they will be given a lunch allowance. The meal allowance schedule is as follows: $8.00; effective 5/1/89. Where it is known an employee will work at least ten (10) hours, the lunch may be eaten at the lunch period prior to the time the lunch is actually earned.

          The granting of a meal allowance, except as provided in paragraph (c) below, will not negate the right of the employee to eat at, or as soon after the job permits, a normal meal period (see paragraph (b) below) when the meal period falls within the period of time for which the lunch allowance is being given.

42   (b)  Any employee on an emergency call-in (one less than four (4) hours'
          notice) who works up to any of the following times shall be furnished with a lunch as soon after such time as possible: 6:30 a.m., 11:00 a.m., 5:30 p.m., or 1:00 a.m.

43 An employee on an emergency call-in (one less than four (4) hours' notice) before 8:00 p.m. that is required to work five (5) hours between the 5:30 p.m. and 1:00 a.m. meal periods will receive a lunch or lunch allowance at the COMPANY'S option. If the employee is to continue working after the end of the second shift, the employee has the option of a lunch or lunch allowance. This lunch or lunch allowance is in addition to the 1:00 a.m. meal period.

44   (c)  When an employee who has been working overtime, either as a result of a holdover or because of a call-in, becomes entitled to a lunch within the meaning of this article and the COMPANY decides at such time to send the employee home because: (1) the employee has been relieved by another employee; or (2) the employee is no longer needed at the plant, the COMPANY shall have the option of furnishing such employee the lunch or giving the employee a lunch allowance in lieu of the lunch.

45   (d)  Overtime lunches provided by the plant cafeteria will be ordered from the Overtime Meal Menu-Cafeteria. Meals on off-hours or weekend when plant cafeteria is closed will be ordered from a downtown restaurant on the standard

          Overtime Meal Menu. The menu will be revised after consultation with the UNION to reduce cost. It is the COMPANY'S intent to provide wholesome and nutritionally balanced meals.

     SECTION 5

46 Shift differential shall be added to the earnings of the employees required to work during the hours indicated in the following schedule for each hour worked during such periods:

47   (a)  All employees in Seniority Groups 1, 2 and 4.

          1.   Shift Workers:
               6:30 a.m. to 2:30 p.m.    No differential
               2:30 p.m. to 10:30 p.m    50c differential
               10:30 p.m. to 6:30 a.m    $1.00 differential

          2.   Day Workers
               6:30 a.m. to 3:00 p.m.    No differential
               3:00 p.m. to 10:30 p.m.   50c differential
               10:30 p.m. to 6:30 a.m.   $1.00 differential

48   (b)  All employees in the Maintenance Crafts Seniority and Seniority
          Group 3.

          1.   Shift Workers:
               7:00 a.m. to 3:00 p.m.    No differential
               3:00 p.m. to 11:00 p.m.   50c differential
               11:00 p.m. to 7:00 a.m.   $1.00 differential

          2.   Day Workers:
               7:00 a.m. to 3:30 p.m.    No differential
               3:30 p.m. to 11:00 p.m.   50c differential
               11:00 p.m. to 7:00 a.m.   $1.00 differential

     SECTION 6

49 Employees who are called out or scheduled out and report to work at an assigned time outside their regularly scheduled shift will be paid a minimum of four (4) hours pay at the appropriate overtime rate for the work so performed. In the case of a call-in, the employee, after completing the work for which the employee is called, will be released unless other emergency work develops. Emergency work is defined for this purpose as work which would require another call-in if the employee did not perform it. If the employee fails to perform the other emergency work, the employee will be paid only for the time worked. Should a scheduled in require the employee to work into the employee's regularly scheduled shift, the hours worked outside the regular shift will be paid at the applicable overtime rate and the four (4) hour guarantee at 1 1/2 will not be paid unless worked.

     SECTION 7

50 Employees who work less than two (2) hours past their regular shift shall not be required to punch out until their ride home is available.

     SECTION 8

51 When an employee has worked sixteen (16) continuous hours and up to or within the employee's regular shift, the employee will be allowed to go home and will be paid at the straight-time for the remaining hours of the employee's regular shift.

                                   ARTICLE 4
                                    VACATION

52   (a)  Based on a work week of five (5) working days or shifts, the vacation allowance shall be ten (10) working days, in which case vacation credits will be given at the rate of 5/6 of a day per month of service. Fractional credits shall be figured to the nearest full day. Vacation credits are not accumulative during the probationary period specified in Article 5, Section 2, but after such period the new employee's vacation credits shall be calculated from the date of employment. Vacation credits accumulated after April 1st of the current year shall not be taken until April 1st of the following year.

53 Each employee who completes five (5) or more years of continuous service will be granted three (3) weeks vacation per year. Such vacation may be taken at any time during the vacation year in which the employee reaches the fifth (5th) year of continuous service. After receiving a first vacation of three weeks, the employee will accrue one and one-fourth (1 1/4) days vacation per month of service or a maximum of fifteen (15) working days per year.

54 Each employee who completes ten (10) or more years of continuous service will be granted four (4) weeks of vacation per year. Such vacation may be taken at any time during the vacation year in which the employee reaches the tenth (10th) year of continuous service. After receiving a first vacation of four (4) weeks, the employee will accrue one and two-thirds (1-2/3) days vacation per month of service or a maximum of twenty (20) working days per year.

55 Each employee who completes twenty (20) or more years of continuous service will be granted five (5) weeks vacation per year. Such vacation may be taken at any time during the vacation year in which the employee reaches the twentieth (20th) year of continuous service. After receiving a first vacation of five weeks, the employee will accrue two and one-twelfth (2 1/12) days vacation per month of service or a maximum of twenty-five (25) working days per year.

56 Each employee who completes thirty (30) or more years of continuous service will be granted six (6) weeks of vacation per year. Such vacation may be taken at any time during the vacation year in which the employee reaches the thirtieth (30th) year of continuous service. After receiving a first vacation of six (6) weeks, the employee will accrue two and one-half (2 1/2) days vacation per month of service or a maximum of thirty (30) working days per year.

57   (b)  The vacation pay for employees entitled to vacation is computed on the basis of rate of pay per hour at the time of vacation at straight-time.

58   (c)  Vacation pay may be drawn in advance any time within the week just prior to said vacation if requested by the employee.

59   (d)  Vacation period shall be from April 1 each year through March 31 of the next year.

60   (e)  The employee with the greatest bargaining unit seniority within the group or craft, wherever possible, shall be allowed preference as to time of vacation. In the various operating departments, vacation preference will be granted on the basis of bargaining unit seniority within the department. When an employee elects to split their vacation, then they shall be allowed seniority preference only on one
          (1) portion of the split vacation until all employees have exercised their seniority preference.

61   (f)  Prior to April 1st, employee shall designate their choices of dates for their vacations and a vacation schedule for the year will be made up in accordance with other provisions of this article.

62 An employee may place up to two (2) weeks (ten days) of their vacation in a vacation bank prior to April 1 with such days to be taken at any time during the vacation year when requested by the employee. Five
          (5) bank days may taken with one (1) hour's notice. Twenty-two (22) hours' notice for the other five (5) bank days will be required except in cases of emergencies. All normal requests for bank days must be made to the employee's supervisor. Emergency requests will be subject to approval by the department superintendent or designee. Bank days will be granted only when, in the judgment of the COMPANY, such days do not conflict or impair plant operations. Bank days will be taken in any combination of whole days without restriction by vacation splits. All bank days must be taken during the vacation year and shall not be cumulative. When, in the opinion of the COMPANY, it appears that vacation bank days are accumulating in a group, department or craft and will create a problem near the end of the vacation year, employees will be requested to schedule their remaining bank days in order not to conflict with or impair plant operations.

63 Vacation may be split into as many periods as the employee has weeks of vacation. In calculating vacation splits, the bank days will constitute one split. Employees with ten (10) or more years of service will be eligible for one (1) additional split. Vacation schedules established April 1st will not be altered after this date to give preference to the senior employee. Employees shall be permitted to begin or end their vacations on a regularly scheduled day off.

64   (g)  Vacations shall be given employees on such dates or as near as may be practicable when, in the judgment of the COMPANY, such dates do not conflict with or impair plant operations.

65   (h)  Vacation during any vacation period must be taken during the vacation period and shall not be cumulative.

          1.   For the purpose of taking extended vacation, employees with five
               (5) or more years of service will be permitted, one (1) time every five (5) years, to hold over one (1) week of vacation from one (1) vacation period and take it during the next vacation period in conjunction with the full vacation due that vacation period. Employees desiring to exercise this option will so advise the COMPANY during the vacation scheduling period in the year in which they desire to hold over the one (1) week.

          2. Employees with ten (10) to nineteen (19) years of service have the option to holdover one (1) week of vacation from one (l) vacation period and take it during the next vacation period. Employees desiring to exercise this option must notify the COMPANY by February 1st prior to the end of the vacation year in which it was originally expected to be taken. This request does not increase the number of bank days.

66   (i)  An employee who is "Combo 80" (minimum age 55 with 80 points) or who has at least 20 years of COMPANY service, may carry over from one vacation period to the next up to two weeks of vacation in full week increments. A maximum of six weeks may be carried over in this manner.

67   (j)  Any employee leaving the service of the COMPANY entering State or
          Federal military service shall so notify the COMPANY, and shall be paid the vacation credits earned up to the time of induction. Such employee shall not be taken off the payroll until actually inducted in military service, State or Federal.

68   (k)  In calculating time for vacation credits, no deductions shall be made for time lost due to sickness. No deductions shall be made for approved absences totaling one (1) month or less in any vacation year. Employees off on approved absences for more than one (1) month shall be paid only earned vacation credits.

69   (l)  In case an employee is dismissed or leaves the COMPANY's service voluntarily, they will receive vacation pay to the extent of the credits accumulated at the time of their dismissal or voluntary separation.

70   (m)  In case an employee resigns without notice or is discharged for cause, they will receive only pay for vacation earned during the previous year but not taken. Such employee will not be eligible to receive vacation accrued in the current vacation year up to the time of their removal from the payroll.

71   (n)  When a holiday is observed on an employee's scheduled vacation day, they will have the option of an extra day vacation or an extra eight
          (8) hours' pay at their regular straight-time rate.

72   (o)  When an employee transfers from one craft or group to another, the employee will carry with them their vacation as scheduled for that year. The transfer of this vacation schedule will not interfere with the rights of any other employee to their vacation as previously scheduled.

                                   ARTICLE 5
                                   SENIORITY

     SECTION 1 - DEFINITIONS

73   (a)  By the term "seniority" is meant the status of the employee's length of service as such.

74   (b)  Four types of seniority shall be recognized:

          1. GROUP SENIORITY. This shall consist of the seniority accumulated by an employee working in any of the groups listed below.

          2. DEPARTMENT SENIORITY. For matters directly affecting any of the departments in Group 1, employees in their respective operating departments shall be listed on the Seniority List by order of Group 1 seniority within their respective department.

          3. MAINTENANCE CRAFT SENIORITY. This shall consist of the seniority accumulated by an employee in the particular maintenance craft in which the employee is working.

          4. BARGAINING UNIT SENIORITY. This shall consist of seniority accumulated by an employee in any of the groups or crafts listed below.

75   (c)  For purposes of paragraph (b) above, group, department, and maintenance craft seniority shall cover the following:

          1.   GROUP SENIORITY

               GROUP 1 - All hourly employees in the following operating departments and any other which may be added and which are designated as operating departments by the COMPANY, Departments 13/14/15/16, 513, 19/25/27/29, 44/50, 48/56, 51, 53, and Power.

               GROUP 2 - All hourly employees of the Control Laboratory.

               GROUP 3 - All hourly employees of the Storeroom.

               GROUP 4 - All hourly employees of the Materials Handling
                         Department.

          2.   DEPARTMENT SENIORITY

               For matters directly affecting departments in Group 1, employees in the various operating departments shall be listed on department seniority lists by Group 1 seniority within their respective departments. Any reference to departmental seniority in other sections of the contract will refer to the Group 1 seniority of employees within the department.

          3. MAINTENANCE CRAFT SENIORITY - All hourly employees in each of the maintenance crafts. The maintenance crafts shall include, but shall not be limited to the following titles:

               Pipefitters                    Ironworkers
               Asbestos Workers               Carpenters
               Boilermakers                   Instrument Men
               Painters                       Electrical Workers
               Laborers                       Operating Engineers
               Machinists                     Truck Drivers

     SECTION 2 - COMMENCEMENT

76 All new employees shall be required to work a trial or probationary period of one-hundred thirty-five (135) calendar days continuous service before the seniority rules outlined herein shall apply to them, and after such period, the new employee's seniority shall be retroactive to the date they were employed.

     SECTION 3 - SENIORITY LISTS

77 The COMPANY agrees to compile and furnish the UNION a seniority list quarterly, showing the seniority of each employee in bargaining unit, and the COMPANY further agrees that it will add names and the seniority status of all employees to said list after they have completed their probationary period and are considered permanent employees.

     SECTION 4 - WHEN SENIORITY DOES NOT APPLY OR IS NOT AFFECTED

78   (a)  Seniority privileges shall not apply to probationary employees.

79   (b)  The Seniority of an employee shall not be affected when they are promoted to a supervisory classification unless they remain in that capacity for a period in excess of ninety (90) calendar days after which time they shall lose their seniority as a member of the bargaining unit.

80   (c)  The seniority of an employee shall not be affected when they are promoted temporarily to a supervisory classification unless they remain in that capacity for a period in excess of ninety (90) working days in a calendar year, after which time they shall lose their seniority as a member of the bargaining unit.

81   (d)  Employees, other than temporary employees, who are called into active military or naval service with any branch of the Federal government shall not lose their seniority rights or their status with the COMPANY. Such employees, however, shall file an application with the COMPANY for reinstatement, within ninety (90) days after they have received an Honorable Discharge from such service and if their physical and mental condition is satisfactory, such employee shall be reinstated to their former position or one to which their seniority entitles them, unless the COMPANY's circumstances have so changed as to make it impossible or unreasonable to do so.

     SECTION 5 - WHEN GROUP, DEPARTMENT, CRAFT AND BARGAINING UNIT SENIORITY IS
                 LOST

     All seniority shall be lost by an employee under the following circumstances:

82   (a)  When they are discharged by the COMPANY.

83   (b)  When they quit the service of the COMPANY on their own volition.

84   (c)  When they are laid off for a period exceeding thirty-six (36) months without being recalled.

85   (d)  When an employee overstays their leave of absence without notifying the COMPANY and receiving an extension of time.

     SECTION 6 - WHEN GROUP, DEPARTMENT, CRAFT, AND BARGAINING UNIT SENIORITY IS
                 NOT BROKEN

86 Seniority of the employee shall not be broken because of: (1) layoffs (except as provided in Section 5 (c) of this article); (2) authorized leaves of absence; (3) absences on account of sickness not exceeding a period of twenty-four (24) months; (4) any cessation of work at the COMPANY's plant which is beyond the control of the employee not exceeding a period of thirty-six (36) months.

     SECTION 7 - CONSOLIDATION OF DEPARTMENTS

87 When two or more departments are consolidated, the employees of these departments may claim seniority in the consolidated department, it being understood, however, that no employee may claim a classification in the consolidated department higher than the one occupied in the department in which the employee was previously employed.

     SECTION 8 - PROMOTIONS

88 When a new vacancy or new job occurs in a department or craft, such vacancy or new job shall be filled from employees within that department or craft. When skill and ability are approximately equal, then the senior qualified employee shall fill the vacancy. If departmental seniority is equal, group seniority shall govern.

89 It is understood and agreed, however, that where skill and ability are questioned, a senior employee may request the opportunity to fill such vacancy or new job, in which event, the COMPANY agrees to consult with the UNION concerning the matter. If it is determined that the request has merit, the employee will be given a trial period of thirty (30) working days to prove to the satisfaction of the COMPANY their skill and ability in such position. The above privilege shall not be granted to craft apprentices.

     SECTION 9 - JOB BIDDING PROCEDURE

90 When a permanent vacancy must be filled from outside the group or craft in which the vacancy exists and no layoff exists for such group or craft, then the job will be posted and filled in accordance with the following procedure:

91 JOB POSTING - The job vacancy will be posted for seven (7) calendar days at each of the main gates and on departmental bulletin boards within the bargaining unit.

92 JOB BIDDING - Each employee who desires to bid for the posted job may do so by going to the Employment Office and signing a job bidding form within the seven (7) day period.

93 Any employee who knows that they will be absent from the plant (for reasons such as vacation, jury duty, etc.) may submit to the Employment Office a pre-bid indicating those jobs they desire should a vacancy be posted during their absence. The employee submitting a pre-bid will be considered for a vacancy only if their pre-bid is received prior to the seven (7) day period outlined in the job vacancy announcement. Each pre-bid shall be effective only for the duration of the individual's specific absence.

94 SELECTION - Posted vacancies will be filled by the qualified bidder with the greatest bargaining unit seniority. Successful bidders will be transferred to their new job within

     120 calendar days following the date of notification of successful bid unless the COMPANY demonstrates, subject to the grievance and arbitration provisions of the contract, that to move said successful bidder would create a situation where the employee's job cannot be manned in a safe manner.

95 The successful bidder will enter the new job classification at the appropriate rate as indicated on the job vacancy announcement.

96 The provisions of Section 11 of this Article will apply to employees who are transferred from one group or craft to another in accordance with the job bidding procedure.

97 BIDDING RULES - Because of the extended period of training for apprentice plans and the expense involved in such extended training, no employee shall be allowed to transfer to a bona fide apprentice opening if the employee could not, prior to the eligibility for early retirement, complete a number of years that is equal to twice the number of years required for apprentice training. This rule will not apply to members of the class who are presently in a classification with a top rate lower than the top rate of the apprentice crafts or groups. Anyone hired into an apprentice classification must remain, after topping out, in that classification for a period equal to the training period before bidding to another classification.

98 If the COMPANY determines that the senior employee bidding on a posted job is not qualified, the employee may file a grievance contesting such determination at Step 3 of the grievance procedure, which may, if not satisfactorily resolved, be submitted to arbitration in accordance with the arbitration procedure as outlined in Article 31. Nothing contained herein shall interfere with the filling of the vacancy with another employee or with a new hire, pending settlement of a grievance.

99 Employees whose bids have been denied on the basis of qualifications will not be considered again for transfer to the same group or craft until they have shown proof that their qualifications now fit the requirements of the job.

100 A successful bidder will not be eligible for another transfer until they have reached the top rate of their classification and served an additional period of time equal to the time required to reach the top rate.

101 A successful bidder who refuses to accept a tendered transfer will not be reconsidered for any other transfer for a period of one (1) year after date of refusal.

102 An employee who has been returned to their last previous group or craft for inability to perform work of the new classification as provided in Section 11, Article 5 of the Articles of Agreement will not be considered for any further transfer for a period of one (1) year from the date of return to their last previous group or craft.

103 An employee shall be limited to one transfer to a group or craft having a lower top rate or one transfer to group or craft having an equal top rate. Subsequent lateral or downward transfer to another group or craft shall be approved only when in the best interest of the employee and by mutual agreement of COMPANY and UNION.

104 NO QUALIFIED BIDDERS - If none of the bidders are qualified for a posted job, or if there are no bidders, the COMPANY shall have the right to fill the job as it sees fit.

     SECTION 10 - TRANSFERS

105 When surplus Group 1 employees exist in one operating department and openings exist in another, transfers from the surplus department will be on a volunteer-by-seniority basis. Those employees with the most Group 1 seniority in the department being destaffed who wish to transfer out of the department to another operating department will be allowed to volunteer.
     If not enough employees volunteer to transfer, then the necessary number will be destaffed by moving the junior employee based on Group 1 seniority within the department being destaffed. In either case, the employee may be recalled to their original departments at the COMPANY's discretion for up to one year from the date of transfer. If employees are to recalled to their original departments, those transferred involuntarily will be recalled first, according to Group 1 seniority; those who transferred voluntarily will be recalled in inverse order of Group 1 seniority.

106 If an operating unit is shut down or temporarily under reduced operation resulting in an excess of employees in any group, the UNION and the COMPANY will meet and discuss a plan whereby these employees may be put to work so as to prevent layoff. Employees in these groups may be assigned as helpers to maintenance craftsmen, helpers in other groups, or as laborers.

107 Within Group 1, only those employees from the affected operating unit will be so re-assigned. In addition: (1) there shall be no loss of overtime incurred by the maintenance employees or other groups because of such assignment; (2) no operator will be assigned to help maintenance within their own operating department during a routine shutdown for repair unless they are currently assigned to maintenance as a result of a previous assignment; (3) no assignment to a group or craft shall cause the layoff or prevent the recall of an employee within that group or craft; (4) no such assignment shall be for less than five (5) days or more than eighty-nine
     (89) days unless the UNION and the COMPANY mutually agree to extend the time period.

108 No craftsman will perform the work of another craft except when a surplus exists in a particular craft. When a surplus in a craft or crafts exists, the COMPANY and UNION will meet, or otherwise discuss, a plan whereby the surplus craftsmen may be put to work so as to minimize the use of contractors, and/or prevent a layoff.

109 Surplus craftsmen will be assigned to other crafts and may work up to the level of their individual skill and ability, under the direction of a journeyman in the craft to which they have been assigned. Assignments will be filled by volunteers or by conscript of the less senior craftsmen. Individuals so assigned may choose layoff from the plant rather than reassignment. Assignments will not affect vacation, benefits, or craft seniority position; or recall rights of laid off employees if work is expected to last more than ninety (90) days. No such assignment shall be for less than five (5) days, unless the craftsman is unexpectedly needed back in his regular craft. Assignments longer than eighty-nine (89) days may be made if the COMPANY and UNION agree.

     SECTION 11 - LAYOFFS

110 Layoffs in all groups and maintenance craft departments shall be in inverse order of group or craft seniority, depending on the need for employees in that particular group or craft, it being understood that in any group or craft the top classification will not be filled by an employee not having both skill and ability and group or craft seniority.

111 An employee transferred from one group or craft shall retain seniority in their former group or craft but will not be allowed to exercise their seniority, nor shall the COMPANY be allowed to transfer the employee back to their old group or craft unless the employee is being laid off for reduction in force or because their work performance has been such that the employee would be laid off for inability to perform the work.

112 Employees being laid off for reduction in force may exercise the retained seniority in their old group or craft to forestall layoff.

113 Except for Chief or Leadman classifications, an employee exercising retained seniority to return to their former group or craft after transfer shall return to the same job classification they formerly occupied.

114 An employee being laid off for inability to perform the work prior to reaching top pay in the classification in the group or craft to which they were transferred will be considered to have accumulated seniority in their old group or craft up to the time they were declared unable to perform such work and will be allowed to exercise that seniority in their old group or craft to forestall layoff. An employee transferring to a one rate job will be given a trial period of ninety (90) days and, if unable to perform the work, will be considered to have accrued seniority in their old group or craft during that period. They will be allowed to exercise such seniority in order to forestall layoff.

115 Discharge for cause or termination for any reason other than those referred to above will not be reason for the employee to exercise their seniority rights in the old group or craft.

     SECTION 12 - REHIRING

116 Rehiring shall be in inverse order of layoffs. Employees being recalled shall be notified by registered letter, return receipt requested, mailed to the last address on record in the COMPANY's files. If the COMPANY does not receive a reply to said letter from the employee, within ten (10) days from the date of its delivery as shown on the return receipt, stating that they will return to work within ten (10) days from said delivery date; or, if they fail to so return to work although they have sent such a reply, the next eligible employee will be placed in the vacancy.

117 In special cases, an employee, when replying within ten (10) days to the COMPANY's notice requesting them to return to work, may be given an extension of time by the COMPANY beyond the ten (10) day limit specified above. Failure to so reply or failure to so report to work will abrogate all rehiring and seniority rights on the part of said employee. In case of an emergency, the COMPANY may temporarily fill any vacancy without waiting for any period of time to expire. After the emergency has expired, such vacancies will be filled according to the regular procedure.

118 Where the period of recall is in the best judgment of the COMPANY to be less than ninety (90) calendar days, the recalled employees may decline recall and not lose subsequent recall rights.

     SECTION 13 - GRIEVANCES

119 In all cases where the UNION or the employee claims that the principle of seniority has been violated, such grievance must be taken up within ten
     (10) days of the alleged violation and shall be handled according to the procedure set out in Article 30 hereof. In the event the employee grieved is not actively working on the day of such violation, the period of limitation shall begin on the day the employee returns to work.

                                   ARTICLE 6
                     WORK OUTSIDE OF REGULAR CLASSIFICATION

120 Employees who, at the request of the COMPANY, are temporarily required to do the work of classifications other than their own shall not suffer reduction in rate of pay because of such transfer; however, employees who, at the request of the COMPANY, are temporarily required to do work which pays a higher top rate will receive, for their full shift, pay based on the new top rate in the same proportion that their regular pay bears to the top rate of their regular job if they work two (2) or more hours on such advance status.

121 An employee working overtime in a higher classification will receive for all overtime hours worked pay based on the new top rate in the same proportion that their regular pay bears to the top rate of their regular job if they work two (2) or more hours on such advance status.

122 When an employee has worked in an upgraded position on a daily basis continuously for fifteen (15) work days or longer, they will receive pay and benefits based on the upgrade rate during the continuous period of service in the higher paying position in excess of fifteen (15) days. In computing the fifteen (15) day period of time required, absence because of vacation, excused absence, sickness, jury duty, or funeral leave shall not break continuous service but shall not be accumulated as time worked in the upgraded position nor shall the employee receive pay and/or benefits of the higher rate during the period of absence.


                                   ARTICLE 7
                         SUPERVISORS DOING HOURLY WORK

123 Anyone employed by the COMPANY in the capacity of a foreman or supervisor will be permitted to perform work normally performed by the hourly employees in the plant for the following reasons only:

124  (a)  When they are instructing or training employees.

125 (b) When difficulties arise in a department and it is necessary for the supervisor to act for the safety of equipment and personnel.

126 (c) When supervisory or technical personnel are studying or testing operations and equipment.

127  (d)  When training technical personnel.

128  (e)  When starting new or revised process and equipment.


                                   ARTICLE 8
                   WORK CLASSIFICATIONS - TEMPORARY VACANCIES

129 Wage rates for all classifications of work within the bargaining unit shall be mutually agreed to between the COMPANY and the UNION, set forth separately, and attached to this Agreement and marked "Exhibit B".

130 In the event there is a shortage of personnel on any one shift in the operating division due to temporary absence, and the vacancy is of a higher classification than that of part of the employees present, the vacancy shall be filled by temporarily reclassifying an employee on the same shift to the higher classification or, if this is not feasible, by holding over or obtaining another employee of the same classification in the same department from another shift.

131 If it becomes necessary to fill a temporary vacancy in the lowest classification in the operating division, the COMPANY may require an employee who has least department seniority in a department to temporarily transfer to the vacancy. This Article shall not prohibit the COMPANY, however, from temporarily transferring an employee who is not junior in department seniority if said employee is agreeable to the temporary transfer.

                                   ARTICLE 9
                             STAFFING OF NEW UNITS

132 The COMPANY agrees to consult with the UNION in connection with the staffing of new units or consolidation of departments in the operating section.

                                   ARTICLE 10
                              JURISDICTION OF WORK

133 The COMPANY and the UNION recognize that work coming within the jurisdiction of a craft or a group shall be performed by members of said craft or group only, with the exception of running repairs which may be performed by operating personnel. Running repairs are generally defined as minor repairs or adjustments, requiring no new parts or material, which can be done while a unit, or part thereof, remains in operation.

134 In order to assure increased efficiency the UNION and COMPANY agree that Operators and Pumper Gaugers may be assigned to: (a) drive a pickup, or similar type vehicle, for the purpose of transporting their own manpower, materials and/or laboratory samples; (b) remove and reinstall obstructions such as guards, grating, floor plate and handrails, when necessary to execute their primary task; (c) utilize their special knowledge of contents and flows in installing signs to indicate content and flow direction of water, steam, product, etc.; (d) connect and disconnect tank cars and tank trucks as needed for the performance of their groups' work; (e) connect and disconnect equipment if hook-ups are available for the purposes of chemical cleaning, cleaning, vacuum, etc.; (f) remove and install manways, covers, inspection ports required for the inspection, decontamination and cleaning unless pneumatic tools (except 1/2 inch drive impact wrench for drums or solid or slurry handling equipment) and heavy equipment are required; (g) Operators may operate forklift trucks after proper training has taken place in the performance of their primary task; (h) decontaminate, clean, flush and dry containers such as tanks and tank cars but are not expected to enter vessels to accomplish these tasks; (i) hook-up, disconnect and relocate cylinders and loading/unloading hoses for tank cars and tank trucks. The COMPANY and UNION agree it is not efficient to perform the assignments as listed in this paragraph if said assignment would require
     (1) the call-out of an Operator or Pumper Gauger for the purpose to perform said task instead of a call-out of a maintenance employee, and (2) the performance of a task by operations or materials handling employees which has historically and normally been performed by maintenance utilizing power tools.

135 In cases of emergency endangering life or property, any employee may perform work outside of their classification while such an emergency exists.

136 Effective 7-1-96, Pumper Gaugers will work together with barge and ship personnel to hook-up and disconnect barges and ships.

                                   ARTICLE 11
                                    LEADMEN

137 The classification of leadmen in any of the mechanical crafts in the Maintenance Department shall be filled by appointment by the Maintenance Superintendent and subject to the provisions of Section 8, Article 5.

138 When four (4) or more employees of a craft are employed on any shift, a leadman shall be appointed from that craft. A leadman may have up to and including ten (10) employees in their group.

139  Additional leadmen shall be appointed from any craft having more than ten
     (10) employees employed in the ratio of at least one (1) to each additional ten (10) employees, or fraction thereof, employed. This shall apply by shift.

140 In crafts having less than four (4) employees employed, they shall work under the direction of the Superintendent of Maintenance or designee.

141 A leadman shall perform the work of the craft as long as the number of employees working under their direction does not exceed five (5).

142 The leadman shall pass onto the employees in their group the work instructions received from supervision. It shall be the leadman's duty to see that the work of the group is of workmanlike quality and that the work progresses at a satisfactory rate and in a safe and neat manner.

                                   ARTICLE 12
                                    STEWARDS

143 The UNION may designate for each Department in Operations and each craft in Maintenance, a shop steward who shall call to the attention of the foreman or supervisor any questions of working conditions that may arise in their department or craft.

144 Discussion between the Shop Steward and Foreman and the Supervisor shall be at such time and place as not to interfere with work in the department or craft.

145 If the Shop Steward and Foreman or Supervisor are unable to agree, the matter will be referred to the Superintendent involved in accordance with procedure for handling grievances as set out in Article 30, it being agreed that the Shop Steward shall suffer no loss in pay for acting in that capacity.

146 Any employee called in for discussion which might result in disciplinary action or any entry to be made in their personnel file may be permitted to have a steward present.

                                   ARTICLE 13
                  CONTRACT WORK - CONSTRUCTION AND MAINTENANCE

147 At no time shall maintenance employees do construction work not completed on any project originated by a contractor. The maintenance employees may be permitted to work on construction work within the boundary of the plant operations provided that no construction be done beyond the capacity of the equipment and personnel available at the plant.

148 The COMPANY shall, during the life of this Agreement, other things being equal, award contracts for the execution of construction work in this plant to contractors who pay the prevailing wage scale in the area and guarantee to their employees the prevailing working conditions.

149 The UNION will be informed of any maintenance work that is to be contracted out when maintenance employees are on the layoff list.

150 The COMPANY agrees to review annually with the UNION information showing by crafts the work contracted out and the number of employees employed to perform the work.

151 The COMPANY may contract out any maintenance, repair and/or renovation work provided permanent employees covered hereby are not terminated or laid off temporarily as a direct or indirect result of such work being contracted out; nor shall any work contracted prevent the recall of employees on the recall list.

                                   ARTICLE 14
                                    PAY DAY

152 It is further agreed between the parties to this Agreement that pay checks shall be available to all employees weekly not later than 3:00 p.m., Thursday, the day designated as pay day. Not more than four (4) days' pay shall be withheld in any period.

153 Weekly paychecks may be directly deposited with the Texas Star Federal Credit Union if the individual bargaining unit employees sign a statement so indicating and holding the COMPANY harmless if the Credit Union has not credited their account by 3:00 p.m., Thursday.

                                   ARTICLE 15
                                PAYROLL DISPUTES

154 The COMPANY further agrees that if any questions arise concerning time credited or pay received by an employee, the time cards and other pertinent records will be made available for examination to the employee and the shop steward. In the event the difficulty cannot be resolved at that time, then the same shall be considered a grievance and handled according to the regular grievance procedure.

                                   ARTICLE 16
                             PHYSICAL EXAMINATIONS

155 An applicant for employment, before being hired, must meet certain minimum standards of health and physical fitness. The physical examination will be given by a licensed physician employed by the COMPANY.

156 Periodic examinations of employees will be carried on with the principal idea of helping employees improve their own health condition and to enable COMPANY to guard the health of its employees.

157 Employees who become physically unfit, from other than occupational reasons, to do the work of their assigned classification, may be assigned other work until able, in the opinion of the doctor retained by the COMPANY, to resume the work of their designated classification.

                                   ARTICLE 17
                                DISCRIMINATIONS

158 No members of a signatory union shall be discriminated against, discharged or harassed on account of their activities or interest in their UNION while carrying out in good faith the terms of this Agreement.

159 Charges of such discriminations, discharges or harassments, if any, shall be handled according to the regular grievance procedure.

160 Whenever a supervisory employee places charges or letters of reprimand on an employee's record, a copy of such charges or letters of reprimand must be furnished to such employee. Any charges or letters of reprimand made against an employee may be referred by the employee to the grievance procedure for handling if the employee feels the charges or letters of reprimand are unfounded or not justified.

161 If an employee has gone a period of twenty-four (24) months without receiving a letter of warning or reprimand, no letters issued to the employee previously (except those which involved disciplinary suspension) will be used for the purpose of further disciplinary action.

                                   ARTICLE 18
                             UNION REPRESENTATIVES

162 When in the opinion of a Steward or Plant Committeeman, or the COMPANY, the counsel of a business representative of the Texas City, Texas Metal Trades Council, or any of the organizations signatory to this Agreement, is advisable or necessary to aid in the resolving of a grievance that has arisen, such business representative shall be permitted to enter the premises of the COMPANY, subject to the regulations governing visitors to this plant.

                                   ARTICLE 19
                            JURISDICTIONAL DISPUTES

163 The UNION agrees that in the event a jurisdictional dispute arises between any of the unions signatory hereto, crafts or groups with reference to jurisdiction over work to be performed at this plant by employees of the COMPANY, the signatory unions involved in such dispute shall fully inform the COMPANY regarding their respective positions in the matter and meet with the COMPANY to discuss and attempt to settle the dispute, should the COMPANY so request.

164 If, after this discussion, the matter cannot be settled between the COMPANY and the signatory unions, it shall be settled by the UNION in accordance with its established procedure governing the settlement of jurisdictional disputes.

165 The UNION further agrees that such settlement shall be made without permitting the dispute to interfere in any way with the commencement, progress or prosecution of the work and without increasing the cost of the work to the COMPANY by reason of payment of wages to any employee for work not performed.

166 In the event the settlement arrived at by the UNION does not meet the above conditions as to the work and cost thereof, then it is agreed that the matter may again be referred to the UNION for further consideration.

                                   ARTICLE 20
                                  JURY SERVICE

167 Employees kept away from work because of reporting for jury service or for service as a witness under court subpoena will be paid their regular straight-time hourly rate, exclusive of any overtime or other premium pay, subject to the following provisions:

     SECTION 1 - MORNING COURT APPEARANCE

168 (a) Employees working days are not required to report back for work if dismissed from court duty at or after 10:00 a.m. Employees dismissed before 10:00 a.m. are required to report for work and complete the work day.

169  (b)  Employees on the 10:30 p.m. to 6:30 a.m. (or 11:00 p.m. to 7:00 a.m.)
          shift shall not be required to work the shift on the calendar day of their first day in court, nor any other 10:30 p.m. to 6:30 a.m. (11:00 p.m. to 7:00 a.m.) shift falling on a day they are scheduled to be in court.

170 Employees scheduled to work the 2:30 p.m. to 10:30 p.m. or 3:00 p.m. to 11:00 p.m. shift are not required to report for their shift if they are released from court after 10:00 a.m.

171 Employees scheduled to work the 10:30 p.m. to 6:30 a.m. (or 11:00 p.m. to 7:00 a.m.) shifts are not required to report for work on these shifts if dismissed from court duty at or after 11:00 a.m.. If released before noon, they are expected to work their scheduled shifts.

     SECTION 2 - AFTERNOON COURT APPEARANCE

172 (a) Employees working days are required to report for work at the beginning of their shift and will be released a reasonable period of time prior to their court appearance.

173  (b)  Employees scheduled to work the 2:30 p.m. to 10:30 p.m. (or 3:00 p.m.
          to 11:00 p.m.) shift are not required to report for work prior to an appearance in court which begins after the start of their scheduled shift and before 6:30 p.m. Employees scheduled to work the 2:30 to 10:30 p.m. (or 3:00 p.m. to 11:00 p.m.) shift who serve three (3) or more hours in court or who are dismissed from court at or after 6:30 p.m. are not required to work the remainder of their scheduled shift on that payroll day.

174 (c) Employees scheduled to work the 10:30 p.m. to 6:30 a.m. (or 11:00 p.m to 7:00 a.m.) shift whose court appearance begins before 3:00 p.m. are not required to work their graveyard shift on that calendar day. Employees scheduled to work the 10:30 p.m. to 6:30 a.m. (or 11:00 p.m. to 7:00 a.m.) shift are not required to work the shift falling on the payroll day of an appearance in court if released from court at or after 3:00 p.m.

     SECTION 3

175 Employees are required to furnish proof from the court of such service, showing the date and time served and amount paid for their services.

                                   ARTICLE 21
                            ELECTION DAY REGULATIONS

176 It is further agreed that arrangements shall be made so that all employees working days or day shifts who are requested to work overtime, shall have sufficient time off to vote on election days covering City, State, and National elections, and such time off shall not be deducted from the employee's wage.

                                   ARTICLE 22
                            REPLACEMENT OF CLOTHING

177 Any employee required to perform work which results in the damage to clothes or shoes by chemical or fire action, to such an extent they are no longer suitable for wear, shall be furnished with suitable clothing or be given a cash replacement allowance; reimbursement is to be at replacement cost less depreciation for normal wear. Replacement cost shall mean the cost to replace the clothing at the time it is ruined.

178 The COMPANY shall furnish coveralls to the Painters when required to sandblast or use the spray machine and to the Insulators when they are using spray guns for coating. All such clothing shall be returned, as directed by the COMPANY, at the completion of an assignment or shift, whichever is applicable.

179 All employees required to perform work which results in damage to clothes and shoes by chemical or fire action will be furnished proper protective clothing and equipment which is appropriate under the conditions prevailing. All such clothing and equipment shall be returned, as directed by the COMPANY, at the completion of an assignment or shift, whichever is applicable.

180 All hourly employees will be issued appropriate clothing (Fire Retardant Clothing (FRC) if required, cotton overalls, or lab coats). FRC will be made available for all employees working in areas where it is required. Cotton coveralls will be made available to employees working in areas where FRC is not required; however, employees not required to wear FRC may choose to wear their own clothes instead. Stores employees will work with their supervision to determine the appropriate method of issuing and distributing Company issued clothing.

                                   ARTICLE 23
                      LAYOFF NOTICE - SEPARATION ALLOWANCE

181 Whenever it is necessary to lay off an employee or employees because of lack of work due to curtailment of production, process changes, changing requirements of craft work, or any other reason beyond control of the COMPANY, such employee or employees shall be given ten (10) working days' notice of such layoff. The COMPANY shall have the option of paying for their time in lieu of notice.

182 In the event of a hurricane evacuation, acts of God or other situations beyond the reasonable and direct control of the COMPANY, the notice provisions of Article 23 will not apply.

183 If it is necessary to lay off employees because of any labor dispute preventing normal operations of the plant, three (3) calendar days' notice will be given. The COMPANY shall have the option of paying for this time in lieu of notice.

184 Hourly paid employees who are laid off as a result of economic curtailment, will be eligible for a separation allowance in keeping with the following provisions:

     SECTION 1 - MODE OF COMPENSATION

185 The Separation Allowance is computed on the basis of years of continuous service with the COMPANY. Continuous service for the purpose of this agreement is defined as time spent working for the COMPANY computed from the employee's last date of hire. The maximum allowance for any given period of layoff shall be as follows:

                               ALLOWANCE SCHEDULE

          YEARS OF CONTINUOUS SERVICE              MAXIMUM ALLOWANCE

               Less than 1                              $  500.00
               1 through 4                               1,000.00
               5 through 9                               2,000.00
               10 through 14                             3,000.00
               15 through 19                             4,000.00
               20 and over                               5,000.00

     SECTION 2 - METHOD OF PAYMENT

186 The Separation Allowance will be paid in weekly installments of $300 until the maximum allowance, as specified above, is paid providing the employee continues to meet the eligibility requirements contained in the Eligibility Section (3) of this Article.

187 Should an employee be recalled to active employment before exhausting this maximum allowance, payments will cease as of the effective date of recall. Any remaining balance will be available for payment in the event the employee is subsequently laid off before meeting the full reinstatement requirement specified below. However, in the event the employee meets the requirements for full allowance reinstatement, the payments will not exceed those specified in (1) above.

188 Any employee who is recalled to regular active employment after exhausting the maximum allowance payments will be ineligible for further separation payments until they have completed 78 continuous weeks of active employment, at which time they will again become eligible for full benefits under (1) above.

189 All monies paid as Separation Allowance will be subject to applicable taxes and other required withholdings.

     SECTION 3 - ELIGIBILITY

190  Separation Allowance is not payable to any employee who:

191  (a)  Resigns or abandons employment for any reason.

192  (b)  Becomes deceased.

193  (c)  Elects normal or early retirement.

194  (d)  Is discharged.

195 (e) Accepts a position in Sterling which is not within this bargaining unit.

196 (f) Is receiving either occupational or non-occupational disability benefits until said benefits are exhausted, and only then, provided the employee is still on layoff status.

197  (g)  Receives total and permanent disability benefits.

198  (h)  Is recalled from layoff.

199 The above Separation Allowance shall not be paid in the event that the lack of work is due to a labor dispute or to fire, flood, water, or power failure, or other act of God.

                                   ARTICLE 24
                                LEAVE OF ABSENCE

200 The COMPANY shall grant leave of absence, up to ninety (90) days length, for personal reasons upon request and explanation by the employee, provided that, in the opinion of the COMPANY, the reason for the request is worthy and such leave shall not be used, except with the permission of the COMPANY, for the purpose of accepting other employment and such leave shall not affect the seniority status of said employee and/or employees.

201 The COMPANY shall, upon at least ten (10) days notice given by the UNION, grant leaves of absence not to exceed thirty (30) days, to employees to attend UNION conventions or meetings, provided not more than a total of three (3) employees from the plant or one (1) employee from a department shall be away for that purpose at any one time.

202 The COMPANY shall, upon at least two (2) weeks notice given by the UNION, grant leaves of absence not to exceed one (1) year in length to a maximum of two (2) employees during any one period for purposes of accepting employment with a union signatory to this Agreement. Employees on such leaves of absence will maintain their seniority status while on leave providing they maintain continuous service with said union. Such leaves of absence will be automatically extended on a year-by-year basis for the duration of the Agreement, upon receipt by the COMPANY, of a written request from the UNION at least two (2) weeks prior to the expiration of each one (1) year period. Employees desiring to return from such leaves will give the COMPANY at least two (2) weeks notice in writing, and upon return will be required to take a pre-employment physical as if they were new employees.

203 A pregnant employee who is not disabled, as defined in Article 33 of this Agreement, may request leave of absence without pay. Said request may cover periods prior to and/or following disability for pregnancy. These requests will normally be granted for periods not exceeding three (3) months after the term of pregnancy.

204 Employees elected or appointed to public office will be allowed an excused absence, without pay, providing their absences do not create a cost to the Company or impair normal operations.

                                   ARTICLE 25
                             SANITATION AND SAFETY

     SECTION 1

205 The COMPANY further agrees that it will furnish and maintain satisfactory toilet facilities, wash bowls, lockers, emergency showers, and satisfactory drinking fountains with running ice water in convenient places.

     SECTION 2

206 All toilet and wash rooms shall be kept in clean and sanitary condition, properly heated and ventilated, and suitable quarters with heat provided for all employees to change clothes. There shall be facilities for drying clothes. All staging, walks, ladders, and safety appliances shall be constructed by competent mechanics and kept in a safe manner. Proper lighting and ventilating shall be provided for all enclosed working places. The employer shall furnish suitable guards around welders for the protection of the employees' eyes. Prompt ambulance service and first aid to injured employees shall be provided for each shift.

     SECTION 3

207 The Plant Safety Engineer and the stewards in the various departments and crafts shall cooperate in the enforcement of all rules and practices in the furtherance of safe working conditions in this plant.

208 The present practice of holding safety meetings, which every employee in the plant may attend at intervals, will be continued as a means of promoting safety and educating the employees in safe practices.

     SECTION 4

209 Inspection of any job for safety purpose may be secured upon the request of any employee assigned to that job; such inspection to be made by the Plant Safety Engineer or Night Superintendent with the employee involved. If the result of this inspection indicates an unsafe condition, the job will be postponed until proper steps have been taken to remedy the condition unless, in the opinion of the supervisor, postponing the job creates a greater hazard.

     SECTION 5

210 When an employee accompanies an OSHA representative, while on COMPANY time during an in-plant investigation, said employee shall not suffer any loss of pay.

     SECTION 6

211 The COMPANY agrees to pay the initial cost of one pair of prescription safety glasses purchased through the Safety Department. Such glasses may be tinted or clear. Where the employee's prescription is from a licensed physician and states that the employee's eye condition makes it mandatory that they wear dark glasses during daylight hours, the COMPANY will agree to purchase for the employee an additional pair of shaded glasses. It is also understood that the COMPANY will pay the cost of new safety glasses when an employee's prescription is changed.

212 The Company will pay 100% for the initial eye exam from an approved provider. The Company will pay 75% for subsequent eye exams in two (2) year intervals from an approved provider.

213 Additionally, up to two (2) pair of non-prescription safety sunglasses will be provided each year from an approved list.

214 The Company payment toward frames for prescription safety glasses will be $25.00 effective May 1, 1996.

     SECTION 7

215 The COMPANY will make available to each employee represented by the Texas City, Texas Metal Trades Council, for their own use, two (2) pairs of approved chemical resistant safety shoes per contract year. The COMPANY will pay eighty-five percent (85%) of the cost of the approved shoes.
     Where the employee, in lieu of the above, wishes to purchase, for their own use, other chemical resistant safety shoes, they may do so. However, the employee will pay the additional cost over eighty-five percent (85%) of the highest priced shoe on the approved list. Annually, the Business Manager of the Texas City, Texas Metal Trades Council and Company management will each appoint members to a committee which will meet to review the appropriateness of the approved shoe list.

     SECTION 8

216 An employee required to perform work in a slicker suit or fresh air mask will, when necessary, be given an opportunity to rest depending on the intensity of the work and the weather and the temperature conditions at the time.

                                   ARTICLE 26
                                BULLETIN BOARDS

217 It is further agreed that the COMPANY shall provide bulletin boards in locations to be agreed upon between the Plant/Union Committee and the COMPANY for the posting of UNION notices. The board shall be covered with glass and under lock, the key of which shall remain in the possession of a UNION representative. These boards shall be used for the display of the following notices: UNION meetings, UNION appointments, UNION elections, and UNION social affairs. Any and all other notices to be posted on said boards must first have the approval of the Plant Manager. It is agreed that no UNION matter of any kind shall be posted in and about the plant except on said boards.

                                   ARTICLE 27
                                 COMPANY RULES

218 It is further agreed by both parties to this Agreement that fair treatment, good service, and due diligence in observance of the rules as promulgated by the COMPANY are essential to the maintenance of satisfactory working conditions and wages described in this Agreement and for efficient production provided that such rules as may be promulgated by the COMPANY shall not in any way conflict with the terms of this Agreement.

                                   ARTICLE 28
                                 FUNERAL LEAVE

219  Employees with ninety (90) days of continuous service will be given a three
     (3) day leave of absence to attend the funeral of their spouse, child, parent, brother, sister, parent-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, grandparent, grandchild, stepchild, stepmother, stepfather, or spouse's grandparent. These shall be three (3) consecutive calendar days, one (1) of which must be the day of the funeral. Employees will be paid for any such days lost from work at their regular straight-time hourly rate, exclusive of any overtime or other premium pay, provided such are their regularly-scheduled work days. No employee shall receive funeral leave pay for any day that is not a regularly-scheduled work day nor for any day on which they are absent from work or on leave for any other purpose.

220 Upon the death of a relative of an employee or employee's spouse where said relative has been a long term resident of the employee's household immediately prior to death and/or confinement to a health facility, funeral leave provisions shall apply the same as that which applies to the death of a person defined above within the immediate family.

221 Upon return to work, employees shall complete and sign a COMPANY "Funeral Leave Pay" form and submit satisfactory proof of relationship to the deceased and of actual attendance at the funeral.

222 An employee will be excused without the loss of straight time earnings to serve as an active pallbearer on the day of the funeral of an employee or retired employee of the Texas City Plant. The request for the employee to serve must be from a member of the deceased employee's immediate family and no more than six (6) employees may be excused for such pallbearer service at any one funeral. Where the employee or employees to be excused would result in the impairment of plant operations, the COMPANY reserves the right to limit the number of employees absent.

                                   ARTICLE 29
                              STRIKES AND LOCKOUTS

223 All members of the UNION agree to conform to the rules and regulations of the COMPANY insofar as they do not violate the conditions of these Articles of Agreement. No member of the UNION employed by the COMPANY shall be discriminated against for upholding UNION principles not inconsistent with the terms of this Agreement. The COMPANY and the UNION desire that production shall continue without interruptions. The COMPANY and the UNION further agree that good employer/employee relations cannot exist unless there is a serious effort on the part of both the COMPANY and the UNION to settle in a peaceable manner all disputes that may arise. Therefore, as a means of promoting continued production and employment and improved employer/employee relationships, the COMPANY and the UNION agree that the grievance procedure and arbitration procedure provided in this Contract shall be used to peaceably settle without strike disputes that are covered by such grievance and arbitration procedure.

224 It is agreed that there will be no lockout by the COMPANY or strike or work stoppage by the UNION.

225 In the event of such strike or work stoppage, there shall be no liability on the part of the UNION, its officers or agents, if such strike or work stoppage was not authorized, encouraged or condoned by the UNION.

226 The UNION agrees to cooperate with the COMPANY and use means at its disposal to settle such strike or work stoppage and request such employees to return to work.

227 This provision shall no longer be binding on the COMPANY or the UNION if either party has served proper notice requesting changes or modifications of this Agreement in accordance with the terms of Article 34 and either party has given written notice that is discontinuing negotiations.

                                   ARTICLE 30
                              GRIEVANCE PROCEDURE

228 (a) The parties to this Agreement agree that any dispute, complaints, or grievance, except those pertaining to discharge, arising out of the interpretation or application of the terms of this Agreement, shall be settled promptly in accordance with the following procedure:

229 STEP 1 - Any employee or group of employees, either individually or with, or through, their steward, may discuss with the immediate supervisor any complaint or other matter which they feel requires clarification. The supervisor shall have five (5) days in which to render a verbal decision to said employee(s) and the steward involved, if any. Should the decision fail to bring about a satisfactory settlement in the matter, it may become a grievance and may be handled in accordance with Step 2.

230 It is understood that when a group of employees desire a clarification on a matter in which they are commonly involved, one employee in the group, with or without, or through the steward, if desired, shall be designated by the group to discuss the matter with the supervisor. Matters which do not affect the employees as a group in a common manner, or which may require individual adjustment, shall be presented on an individual basis.

231 STEP 2 - Within five (5) days of receipt of the verbal decision at Step 1, the employee or group of employees, either individually or through their steward, may file the grievance, on forms provided by the COMPANY, through the immediate supervisor to the general supervisor of the department involved. Within five (5) days of receipt of the grievance, the superintendent, the supervisor, and a representative of the Personnel Department shall meet with the employee and their steward for the purpose of discussing the grievance. The general supervisor shall have five (5) days in which to render a decision. If the decision brings about a satisfactory settlement of the matter, it shall be reduced to writing and shall be delivered to the employee, the steward and the UNION. If the decision fails to bring about a satisfactory settlement, it shall not be reduced to writing and may, within five (5) days, be appealed to Step 3 through the general supervisor.

232 STEP 3 - Within five (5) days of the appeal to Step 3, the general superintendent of the department involved, a representative of the Personnel Department, and such other representatives of management as the COMPANY may desire, shall meet with the employee, the steward involved, the appropriate Plant/Union

          Committeeman and the Business Manager of the UNION or designee, for the purpose of discussion the grievance. Within five (5) days following such meeting, the COMPANY shall answer the grievance in writing and the answer shall be delivered to the employee, the steward involved, the Plant/Union Committeeman involved, and the UNION.

233 If the decision fails to bring about a satisfactory settlement of the matter, it may be appealed in writing to the Plant Manager or designee, within ten (10) days of the decision and will be handled in accordance with Step 4.

234 STEP 4 - A grievance appealed to Step 4 will be entered on the agenda of the next meeting of the Plant/Union and the Plant Management Committees if the appeal is received at least ten (10) days prior to its scheduled meeting. If received within the ten (10) day period prior to a meeting, it shall be placed on the agenda for the following meeting.

235 An employee having a grievance in regard to contractual supplemental sick pay benefits may file a grievance directly with the Supervisor, Labor Relations, who shall have five (5) days' time in which to investigate and answer the grievance. Should the answer fail to bring about a satisfactory settlement to the grievance, then the employee may, within five (5) days, appeal the grievance directly to Step 4 of the grievance procedure.

236 After discussion of the grievance by the Plant/Union and Plant Management Committees, it shall be answered, in writing, to the UNION within ten (10) days. If the grievance is settled at Step 4, the answer shall reflect the settlement. If the grievance has not been settled, then the COMPANY's answer shall state why the grievance is denied.

237 (b) It is understood and agreed that no complaint, dispute, or grievance shall be submitted to either the COMPANY or UNION after a lapse of ten
          (10) days from the time the incident causing the complaint, dispute, or grievance shall have occurred or become known to the employee.

238 (c) The COMPANY and the UNION recognize that is desirable and mutually beneficial to have regular monthly meetings for the purpose of discussing any grievances placed on the agenda for the respective meeting. For this purpose, the representatives of the UNION shall consist of a committee designated by the UNION and shall be called the Plant/Union Committee, of which there shall be sixteen (16) employee members. Employees in the probationary period of employment shall not be eligible for membership on the Plant/Union Committee. The following groups of employees shall each be represented on the Plant/Union Committee by an employee of the group designated by the UNION:

               Machinists
               Pipefitters
               Asbestos Workers
               Boilermakers
               Ironworkers
               Carpenters
               Electrical Workers
               Instrumentmen
               Painters
               Operating Engineers
               Laborers
               Truck Drivers & Helpers, Stores Clerks, and Chief Stores Clerk Plant 1 production employees and Group 4
               Plant 2 and Power production employees
               Plant 3 production employees
               Group 2 employees

239 (d) If an employee is discharged, the COMPANY, within three (3) days of the discharge, shall, on request of the employee provide the employee with a written statement of the reason or reasons for the action taken. If the UNION desires to protest the discharge, the UNION, instead of following the procedure set forth in Steps 1 and 2 of the Article, may, within ten (10) days after the discharge in question, file directly with the COMPANY, a written request for a hearing. Such hearing shall be held within two (2) days after receipt by the COMPANY of such written request. At such hearing, evidence may be presented on behalf of the one discharged and by the COMPANY.

240 If the evidence presented by the UNION to the COMPANY warrants the reinstatement of the discharged employee or employees, such reinstatement shall be to their former position without loss of seniority or vacation credits. All other terms of the reinstatement may be agreed upon between the COMPANY and the UNION at this time. If the COMPANY and the UNION cannot agree that the discharge was justified, the dispute may be referred to arbitration in accordance with the procedure set forth in (e) of this Article.

241 (e) If a grievance or discharge protest cannot be settled to the mutual satisfaction of the COMPANY and UNION in Steps 1 through 4 or as provided in (d) above, the UNION shall have forty-five (45) days during which to notify the COMPANY of their desire to arbitrate the dispute.

242 (f) All time limits noted in this Article are exclusive of Saturdays, Sundays and holidays. Extensions of time limits as set forth in this Article, may be requested by either the COMPANY or the UNION to take care of unusual cases.

                                   ARTICLE 31
                             ARBITRATION PROCEDURE

243 It is further agreed that if the COMPANY and the UNION cannot mutually settle any controversies, differences or disputes that arise regarding discharges or dismissals, or interpretations and application of this Agreement, the COMPANY or the UNION, upon the request of the opposite party to this Agreement to arbitrate such controversies, differences or disputes shall, in accordance with Step 4 of Article 30, meet and name one (1) representative each as arbitrators and within five (5) days after the appointment of said two (2) arbitrators, an attempt shall be made to mutually settle such controversies, differences or disputes by the two (2) arbitrators. In the event they cannot mutually settle the dispute within five (5) days from their appointment, the said two (2) arbitrators shall agree upon a third (3rd) arbitrator and the dispute shall be settled by a majority of said arbitrators, which decision shall be final and binding upon both parties to this Agreement. In the event the two (2) arbitrators cannot mutually agree on the third (3rd) arbitrator within ten (10) days, the Director of Federal Mediation and Conciliation Service for Region X shall be requested to submit a list of five (5) arbitrators. The UNION and the COMPANY will, within ten (10) days, eliminate from the list four (4) names by each, alternately eliminating one (1). The name remaining shall then become the third (3rd) arbitrator.

244 Grievances appealed to arbitration but not scheduled for hearing within 12 months of the appeal are considered to be dropped.

245 The COMPANY and the UNION shall bear the expenses of their respective arbitrators. All other expenses of the arbitration shall be borne by and divided equally between the UNION and the COMPANY.

246 The decision of the majority of the Arbitration Committee shall be rendered within sixty (60) days after the hearing and shall be final and binding upon the parties hereto. Such decision shall be within the scope and terms of this Agreement and shall not change any of its terms or conditions. The Arbitrators shall, in their decision, specify whether or not the decision is retroactive or the effective date thereof.

                                   ARTICLE 32
                        ABROGATION OF CONTRACT ARTICLES

247 Should any part hereof, or any provisions herein contained, be rendered or declared invalid by reason of any existing or subsequently enacted legislation or by a decree of a court of competent jurisdiction, such invalidation of such part or portion of this Agreement shall not invalidate the remaining portion hereof and they shall remain in full force and effect.

                                   ARTICLE 33
                  NON-OCCUPATIONAL ACCIDENT AND SICKNESS PLAN

     SECTION 1

248 The Sick Benefit Plan is provided to aid employees in meeting their expenses while suffering from illness or from a non-occupational accident in accordance with the following schedule:

          PLANT                     MAXIMUM NUMBER
          SERVICE CREDIT           OF WEEKS BENEFIT

          Six months to 1 year         12 weeks
          Over 1 year                  26 weeks

249 Plant Service Credit shall mean employment with the COMPANY which is credited to the employee from the records of the COMPANY.

250 This credit shall start with the employee's hiring date with the COMPANY and shall be known as the anniversary date for the purposes of administering this plan.

251 Plant Service Credit shall in remain if effect for one-year absence on account of illness. It shall then be broken until the employee returns to work. Plant Service Credit shall not accumulate after one (1) month absence due to approved Leave of Absence. No credit shall be given for absence due to layoff or strikes.

     SECTION 2

252 Maximum Number of Weeks Benefits is determined by the employee's Service Credit, and all disability periods occurring within the Service Credit year will be totaled for the purpose of computing the Maximum Benefits allowed for that year.

253 Unused benefits during a Service Credit year may not be carried over to the next Service Credit Year.

254 An employee whose continuous absence due to an illness or injury extends from one (1) service year to another shall be entitled to a maximum of twenty-six (26) weeks benefits for that disability. An employee whose continuous absence exceeds such maximum benefits must return to work for a period of sixty (60) days for a related disability or one (1) day for an unrelated disability in order to receive further benefits to which they may be entitled. Total benefits will not exceed twenty-six (26) weeks in a service year.

     SECTION 3

255 The Plan provides benefits based on a normal work week of forty (40) hours and a normal day of eight (8) hours. In case the number of hours in the normal work week or work day is changed, the benefits listed below will be changed in direct proportion to the change in the scheduled working hours.

256 The sick benefits provided for herein shall be less any amount or amounts of disability benefits which may be provided for through the State or Federal legislation or increased weekly benefits provided in the Group Insurance Plan.

     SECTION 4

257 The Plan will provide benefit payments based on the employee's base hourly rate, exclusive of all premium pay. Benefit payments will be made for an employee's disability extending beyond the waiting period for each scheduled work day up to the maximum number of weeks for which the employee is eligible according to the schedule in Section 1. The waiting period will be based on sick occurrences during the previous twelve (12) months.

            DAYS                      SICK OCCURRENCES
        WAITING PERIOD             IN PREVIOUS 12 MONTHS
          0                              2 or less
          1                              3
          1                              4
          2                              5 or more

258 Should an employee become sick and leave the plant during the first four hours of their regularly scheduled hours of work, such day shall be counted as a part of the waiting period for the purposes of sick leave benefits. However, when an employee is off twenty-one (21) consecutive calendar days, they shall receive benefits for one (1) day's waiting period.

259 The COMPANY will provide sick leave benefits in an amount equal to 90% of an employee's base straight-time earnings for work days lost.

260 An employee with greater than one (1) year of COMPANY service who does not use any sick leave in a given service year will accumulate an extra week of sick leave for each year in which no sick leave is taken up to a maximum of ten (10) additional weeks of sick leave.

261 If an employee who has so accumulated a extra week(s) of sick leave should subsequently become ill or injured, the "accumulated" sick time will be used first.

262 If an employee uses all "accumulated" and all twenty-six (26) weeks of normal sick leave as provided in Section 1 and Section 2 of this article and continues on sick leave, the maximum number of subsequent sick benefit weeks at 65% of straight time earnings will be proportionately adjusted and reduced by one week for each week of "accumulated" sick leave paid at the higher level of compensation.

263 In order to implement this plan, any employee who does not use any sick leave during their service year in effect on May 1, 1989 will receive an extra week of sick leave.

     SECTION 5

264 (a) An employee must present evidence satisfactory to the COMPANY, showing that an absence is due to illness or accident within the meaning of this Plan on forms provided by the COMPANY.

265  (b)  An employee's absence must be reported to the Human Resources
          Department by the third day of absence by the employee, the doctor, or a member of the family. Failure to comply will be considered an absence without leave.

266 (c) Employees must adopt such remedial measures as may be commensurate with their disability and permit such reasonable examinations and inquiries by the COMPANY's Medical Department representative as, in its judgment, may be necessary to ascertain the employee's condition.

     SECTION 6

     Payments will not be made for:

267 (a) Any period of disability during which the employee is not under treatment by a licensed physician or a licensed chiropractor.

268  (b)  Any disability caused directly or indirectly by war or riot.

269  (c)  Any sickness or injury due to the employee's

          (1) willful intention to injure oneself or another;

          (2)  venereal diseases;

          (3) intoxication or the use of drugs except when in an EAP approved treatment program for substance abuse.

270 (d) Any disability occurring while the employee is working for wages or profit.

271  (e)  Any disability due to misconduct.

272 (f) Any disability when an employee is absent because of layoffs, strikes, or leave of absence or on vacation. Any employee who is injured or becomes sick during vacation and is unable to return to work at the end of the vacation shall qualify for benefits in accordance with the Plan.

273 (g) All benefits under this plan shall cease immediately when employment with the COMPANY is terminated for any reason.

     SECTION 7

274 The COMPANY reserves the right to withhold benefit payments to any employee who is guilty of submitting a false claim or of abuse of the privileges covered and may take disciplinary action including discharge.

                                   ARTICLE 34
                                CONTRACT PERIOD

275 This agreement shall become effective on the date of signing and shall remain in effect until 4:00 p.m. May 1, 1999, and the same shall automatically renew itself from year to year thereafter unless either party shall have given the other written notice of desired changes or termination at least sixty (60) days before the anniversary date.

276 The COMPANY and UNION also agree that any subsequent agreement reached within the duration of this Agreement will be in compliance with applicable Federal laws, regulations, guidelines and standards.

STERLING CHEMICALS, INC.

--------------------------------------------------------------------------
Director of Manufacturing

--------------------------------------------------------------------------
Human Resources Manager


TEXAS CITY, TEXAS METAL
TRADES COUNCIL, AFL-CIO


--------------------------------------------------------------------------
President


--------------------------------------------------------------------------
Business Manager

ELECTRICAL WORKERS LOCAL NO. 527

By
  ------------------------------------------------------------------------

OPERATING ENGINEERS NO. 347

By
  ------------------------------------------------------------------------

PAINTERS & PAPERHANGERS NO. 585

By
  ------------------------------------------------------------------------

BRIDGE, STRUCTURAL & ORNAMENTAL IRON WORKERS NO. 135

By
  ------------------------------------------------------------------------

INTERNATIONAL ASSOCIATION OF MACHINISTS NO. 1446, AFFILIATED WITH DISTRICT
NO. 37

By
  ------------------------------------------------------------------------

SHEET METAL WORKERS NO. 54

By
  ------------------------------------------------------------------------

TEAMSTERS LOCAL NO. 1111

By
  ------------------------------------------------------------------------

CARPENTERS LOCAL NO. 973

By
  ------------------------------------------------------------------------

INSTRUMENT LODGE NO. 903

By
  ------------------------------------------------------------------------


INTERNATIONAL BROTHERHOOD OF BOILER MAKERS, IRON SHIP BUILDERS, BLACKSMITHS, FORGERS AND HELPERS NO. 132

By
  ------------------------------------------------------------------------

HEAT & FROST INSULATORS & ASBESTOS WORKERS NO. 111

By
  ------------------------------------------------------------------------

PIPEFITTERS LOCAL NO. 211

By
  ------------------------------------------------------------------------

OPERATING ENGINEERS NO. 450

By
  ------------------------------------------------------------------------

                *EXHIBIT A-1--FORTY HOUR MASTER SHIFT SCHEDULE
                  ALL EMPLOYEES EXCEPT MAINTENANCE EMPLOYEES

                                                                             277
      MTWTFSS  MTWTFSS  MTWTFSS  MTWTFSS  MTWTFSS  MTWTFSS  MTWTFSS
1     xx11111  1xx2222  22xx333  333xx11  1111xx2  22222xx  x33333x
2     11xx222  222xx33  3333xx1  11111xx  x22222x  xx33333  3xx1111
3     2222xx3  33333xx  x11111x  xx22222  2xx3333  33xx111  111xx22
4     x33333x  xx11111  1xx2222  22xx333  333xx11  1111xx2  22222xx

5     3xx1111  11xx222  222xx33  3333xx1  11111xx  x22222x  xx33333
5-A   3xx1111  11xx111  112xx11  1113xx1  11111xx  x11112x  xx11113

6     111xx22  2222xx3  33333xx  x11111x  xx22222  2xx3333  33xx111
7     22222xx  x33333x  xx11111  1xx2222  22xx333  333xx11  1111xx2
8     xx33333  3xx1111  11xx222  222xx33  3333xx1  11111xx  x22222x

9     33xx111  111xx22  2222xx3  33333xx  x11111x  xx22222  2xx3333
9-A   33xx111  111xx11  1122xx1  11133xx  x11111x  xx11122  2xx1113

10    1111xx2  22222xx  x33333x  xx11111  1xx2222  22x3333  333xx11
11    x22222x  xx33333  3xx1111  11xx222  222xx33  3333xx1  11111xx
12    2xx3333  33xx111  111xx22  2222xx3  33333xx  x11111x  xx22222

13    333xx11  1111xx2  22222xx  x33333x  xx11111  1xx2222  22xx333
13-A  333xx11  1111xx1  11222xx  x11333x  xx11111  1xx1122  22xx113

14    11111xx  x22222x  xx33333  3xx1111  11xx222  222xx33  3333xx1
15    xx22222  2xx3333  33xx111  111xx22  2222xx3  33333xx  x11111x
16    22xx333  333xx11  1111xx2  22222xx  x33333x  xx11111  1xx2222

17    3333xx1  11111xx  x22222x  xx33333  3xx1111  11xx222  222xx33
17-A  3333xx1  11111xx  x12222x  xx13333  3xx1111  11xx122  222xx13

18    x11111x  xx22222  2xx3333  33xx111  111xx22  2222xx3  33333xx
19    1xx2222  22xx333  333xx11  1111xx2  22222xx  x33333x  xx11111
20    222xx33  3333xx1  11111xx  x22222x  xx33333  3xx1111  11xx222
21    33333xx  x11111x  xx22222  2xx3333  33xx111  111xx22  2222xx3

                                                                             278
                                 EXHIBIT A X-1
                         40 HOUR MASTER SHIFT SCHEDULE

                              STERLING CHEMICALS
                               X1 SHIFT SCHEDULE

Hours of Shifts
---------------
1.  10:30-6:30
2.  6:30-2:30                          "UO Shift--Shift Breaker Works Mon.-Fri.
3.  2:30-10:30                                     6:30-2:30 Sat. and Sun. Off

 ..  Days Off

        I       II       III      IV        V       VI       VII     VIII

     MTWTFSS  MTWTFSS  MTWTFSS  MTWTFSS  MTWTFSS  MTWTFSS  MTWTFSS  MTWTFSS
A-1  33..222  222..11  11111..  ..33333  33..222  222..11  11111..  ..33333
A-2  33..222  22.2.11  11111..  ..33333  33..222  22.2.11  11111..  ..33333
A-3  33..222  2.22.11  11111..  ..33333  33..222  2.22.11  11111..  ..33333
A-4  33..222  .222.11  11111..  ..33333  33..222  .222.11  11111..  ..33333
A-5  33.2.22  222..11  11111..  ..33333  33.2.22  222..11  11111..  ..33333

B-1  ..33333  33..222  222..11  11111..  ..33333  33..222  222..11  11111..
B-2  ..33333  33..222  22.2.11  11111..  ..33333  33..222  22.2.11  11111..
B-3  ..33333  33..222  2.22.11  11111..  ..33333  33..222  2.22.11  11111..
B-4  ..33333  33..222  .222.11  11111..  ..33333  33..222  .222.11  11111..
B-5  ..33333  33.2.22  222..11  11111..  ..33333  33.2.22  222..11  11111..

C-1  11111..  ..33333  33..222  222..11  11111..  ..33333  33..222  222..11
C-2  11111..  ..33333  33..222  22.2.11  11111..  ..33333  33..222  22.2.11
C-3  11111..  ..33333  33..222  2.22.11  11111..  ..33333  33..222  2.22.11
C-4  11111..  ..33333  33..222  .222.11  11111..  ..33333  33..222  .222.11
C-5  11111..  ..33333  33.2.22  222..11  11111..  ..33333  33..222  222..11

D-1  222..11  11111..  ..33333  33..222  222..11  11111..  ..33333  33..222
D-2  22.2.11  11111..  ..33333  33..222  22.2.11  11111..  ..33333  33..222
D-3  2.22.11  11111..  ..33333  33..222  2.22.11  11111..  ..33333  33..222
D-4  .222.11  11111..  ..33333  33..222  .222.11  11111..  ..33333  33..222
D-5  222..11  11111..  ..33333  33.2.22  222..11  11111..  ..33333  33.2.22

UO   22222..  22222..  22222..  22222..  22222..  22222..  22222..  22222..

SHIFT BEGINNING AT 10:30 PM IS CONSIDERED THE FIRST SHIFT OF THE FOLLOWING DAY
   (E.G.) THE SHIFT BEGINNING AT 10:30 PM FRIDAY IS THE FIRST SHIFT SATURDAY

                                  EXHIBIT A-2
              FORTY HOUR MASTER SHIFT SCHEDULE (TWO SHIFTS ONLY)

                                                                             279

MTWTFSS   MTWTFSS   MTWTFSS   MTWTFSS   MTWTFSS   MTWTFSS   MTWTFSS
1xx2222   22xx111   111xx22   2222xx1   11111xx   x22222x   xx11111
222xx11   1111xx2   22222xx   x11111x   xx22222   2xx1111   11xx222

11111xx   x22222x   xx11111   1xx1222   22xx111   111xx22   2222xx1

x11111x   xx22222   2xx1111   11xx222   222xx11   1111xx2   22222xx
1xx2222   22xx111   111xx22   2222xx1   11111xx   x22222x   xx11111

222xx11   1111xx2   22222xx   x11111x   xx22222   2xx1111   11xx222

1111xx2   22222xx   x11111x   xx22222   2xx1111   11xx222   222xx11
x22222x   xx11111   1xx2222   22xx111   111xx22   2222xx1   11111xx

22xx111   111xx22   2222xx1   11111xx   x22222x   xx11111   1xx2222

                                 EXHIBIT A-3B
                       FORTY HOURS MASTER SHIFT SCHEDULE

                             THREE SHIFT SCHEDULE
                       ALL EMPLOYEES EXCEPT MAINTENANCE
                                                                             280

                    M T W T F S S   M T W T F S S   M T W T F S S   M T W T F S S   M T W T F S S   M T W T F S S   M T W T F S S

                    3 4 5 6 7 8 9  10111213141516  17181920212223  24252627282930  31 1 2 3 4 5 6   7 8 910111213  14151617181920
                   14151617181920  21222324252627  28293031 1 2 3   4 5 6 7 8 910  11121314151617  18192021222324  252627282930 1
                   23242526272829  3031 1 2 3 4 5   6 7 8 9101112  13141516171819  20212223242526  27282930 1 2 3   4 5 6 7 8 910
                    1 2 3 4 5 6 7   8 91011121314  15161718192021  22232425262728  293031 1 2 3 4   5 6 7 8 91011  12131415161718
                   10111213141516  17181920212223  24252627282930  31 1 2 3 4 5 6   7 8 910111213  14151617181920  21222324252627
                   19202122232425  262728293031     2 3 4 5 6 7 8   9101112131415  16171819202122  23242526272829  3031 1 2 3 4 5
                   272829 1 2 3 4   5 6 7 8 91011  12131415161718  19202122232425  262728293031 1   2 3 4 5 6 7 8   9101112131415

EXHIBIT A-30
1    A              2 2 2 2 2 x x   x 1 1 1 1 1 x   x 3 3 3 3 3 x   x x 2 2 2 2 2   2 x x 1 1 1 1   1 x x 3 3 3 3   3 3 x x 2 2 2
2    B              3 3 3 x x 2 2   2 2 2 2 x x 1   1 1 1 1 x x 3   3 3 3 3 3 x x   x 2 2 2 2 2 x   x x 1 1 1 1 1   x x 3 3 3 3 3
3    C              1 x x 3 3 3 3   3 3 x x 2 2 2   2 2 2 x x 1 1   1 1 1 x x 3 3   3 3 3 3 x x 2   2 2 2 2 2 x x   x 1 1 1 1 1 x

4    D              x x 1 1 1 1 1   x x 3 3 3 3 3   3 x x 2 2 2 2   2 2 x x 3 3 3   1 1 x x 3 3 3   3 3 3 x x 2 2   2 2 2 2 x x 1
5    E              1 1 1 1 1 x x   1 1 1 1 1 x x   1 1 1 1 1 x x   1 1 1 1 1 x x   1 1 1 1 1 x x   1 1 1 1 1 x x   1 1 1 1 1 x x
                      *               *               *               *               *               *               *

                    M T W T F S S   M T W T F S S   M T W T F S S

                   21222324252627  28 1 2 3 4 5 6   7 8 910111213
                    2 3 4 5 6 7 8   9101112131415  16171819202122
                   11121314151617  18192021222324  25262728293031
                   19202122232425  2627282930 1 2   3 4 5 6 7 8 9
                   282930 1 2 3 4   5 6 7 8 91011  12131415161718
                    6 7 8 9101112  13141516171819  20212223242526
                   16171819202122  23242526272829  30 1 2 3 4 5 6

EXHIBIT A-30
1    A              2 2 2 x x 1 1   1 1 1 x x 3 3   3 3 3 3 x x 2
2    B              3 x x 2 2 2 2   2 2 x x 1 1 1   1 1 x x 3 3 3
3    C              x 3 3 3 3 3 x   x x 2 2 2 2 2   2 x x 1 1 1 1

4    D              1 1 1 1 x x 3   3 3 3 3 3 x x   x 2 2 2 2 2 x
5    E              1 1 1 1 1 x x   1 1 1 1 1 x x   1 1 1 1 1 x x
                      *               *               *

        EACH EMPLOYEE IS SCHEDULED OFF TWO DAYS IN EACH WORK WEEK
        THESE TWO DAYS NEED NOT BE CONSECUTIVE

                                  EXHIBIT A-3
                             THREE SHIFT SCHEDULE
                                                                             281

MTWTFSS  MTWTFSS  MTWTFSS  MTWTFSS  MTWTFSS  MTWTFSS  MTWTFSS  MTWTFSS  MTWTFSS  MTWTFSS
22222xx  x11111x  x33333x  xx22222  2xx1111  1xx3333  33xx222  222xx11  111xx33  3333xx2
333xx22  2222xx1  1111xx3  33333xx  x22222x  xx11111  xx33333  3xx2222  22xx111  11xx333
1xx3333  33xx222  222xx11  111xx33  3333xx2  22222xx  x11111x  x33333x  xx22222  2xx1111
xx11111  xx33333  3xx2222  22xx111  11xx333  333xx22  2222xx1  1111xx3  33333xx  x22222x
*        *        *        *        *        *        *        *        *        *

*No Day Coverage

                                  EXHIBIT A-5
                          40 HR. MASTER SHIFT SCHEDULE

                      MTWTFSS  MTWTFSS  MTWTFSS  MTWTFSS
                      11111XX  XX11111  11111XX  11111XX
                      11111XX  11111XX  XX11111  11111XX
                      11111XX  11111XX  11111XX  XX11111
                      XX11111  11111XX  11111XX  11111XX

             Monday-Friday, 7:00 a.m. to 3:30 p.m., no paid lunch. Saturday, Sunday and Holidays, 7:00 a.m. to 3:00 p.m., paid lunch



                                                                             283


                                  EXHIBIT A-6
                              NORMAL DAY SCHEDULE


                             Monday through Friday
                            7:00 a.m. to 11:00 a.m.
                            11:30 a.m. to 3:30 p.m.


          May also be used for operators, pumper-gaugers, and analysts for training purposes other than direct on-the-job training

                                  EXHIBIT A-7
                         SPECIAL STRAIGHT DAY SCHEDULE
                                      FOR
                             PRODUCTION DEPARTMENT
                                                                             284

MTWTFSS   MTWTFSS   MTWTFSS   MTWTFSS   MTWTFSS   MTWTFSS   MTWTFSS
11111xx   x11111x   xx11111   1xx1111   11xx111   111xx11   1111xx1

                                 *EXHIBIT A-9
                   SPECIAL PILOT PLANT AND TBA UNIT SCHEDULE
                                                                             285

                          MTWTFSS   MTWTFSS   MTWTFSS
                          11111xx   22222xx   33333xx
                          22222xx   33333xx   11111xx
                          33333xx   11111xx   22222xx

                           *As per letter of 5/8/56

                      EXHIBIT A-10--THREE SHIFT SCHEDULE
                         ALL EMPLOYEES EXCEPT GROUP 1

                    (will be used for start-ups, shutdowns,
                       plant emergencies, and overhauls)

                          MTWTFSS   MTWTFSS   MTWTFSS
                          11111xx   22222xx   33333xx
                          22222xx   33333xx   11111xx
                          33333xx   11111xx   22222xx



                                                                             287
                       EXHIBIT A-11--TWO SHIFT SCHEDULE
                         ALL EMPLOYEES EXCEPT GROUP 1

                    (will be used for start-ups, shutdowns,
                       plant emergencies, and overhauls)

                              MTWTFSS    MTWTFSS
                              11111xx    22222xx
                              22222xx    11111xx

                                                                             288
                                 EXHIBIT A-20
                         *SPECIAL PILOT PLANT SCHEDULE

       MTWTFSS   MTWTFSS   MTWTFSS   MTWTFSS   MTWTFSS   MTWTFSS   MTWTFSS
(22)   11111xx   x11111x   x11111x   x11222x   xx22222   xx11111   11xx111
(23)   xx22222   2xx1111   1xx2221   1xx1111   1xx1111   11xx122   22111xx


                           *As per letter of 10/4/57

                                   EXHIBIT B
                                  WAGE RATES

                                                          EFFECTIVE
                                                      6:30 -- 7:00 A.M
                                                         MAY 1, 1996
======================================================================
                                    $.40        2.5%         3.0%                  289
                                   5-1-96      5-1-97       5-1-98
======================================================================
----------------------------------------------------------------------
          PRODUCTION
----------------------------------------------------------------------
Chief Operator                     $22.44      $23.00       $23.69
----------------------------------------------------------------------
Operator                            21.27       21.80        22.45
----------------------------------------------------------------------
Chief Pumper Gauger                 22.44       23.00        23.69
----------------------------------------------------------------------
Pumper Gauger                       21.27       21.80        22.45
----------------------------------------------------------------------
Chief Laboratory Analyst            22.44       23.00        23.69
----------------------------------------------------------------------
Laboratory Analyst                  21.27       21.80        22.45
----------------------------------------------------------------------

----------------------------------------------------------------------
    POWER & UTILITY
----------------------------------------------------------------------
Shift Engineer                      22.44       23.00        23.69
----------------------------------------------------------------------
Operator                            21.27       21.80        22.45
----------------------------------------------------------------------

----------------------------------------------------------------------
         STORES
----------------------------------------------------------------------
Chief Stores Clerk
----------------------------------------------------------------------
     Entry                          21.06       21.59        22.24
----------------------------------------------------------------------
     Max                            21.77       22.31        22.98
----------------------------------------------------------------------
Stores Clerk
----------------------------------------------------------------------
     Entry                          19.53       20.02        20.62
----------------------------------------------------------------------
     Max                            20.53       21.04        21.67
----------------------------------------------------------------------

----------------------------------------------------------------------
       MAINTENANCE
----------------------------------------------------------------------
Asbestos Worker Leadman             22.44       23.00        23.69
----------------------------------------------------------------------
Asbestos Worker                     21.27       21.80        22.45
----------------------------------------------------------------------
Boilermaker Leadman                 22.44       23.00        23.69
----------------------------------------------------------------------
Boilermaker                         21.27       21.80        22.45
----------------------------------------------------------------------
Ironworker Leadman                  22.44       23.00        23.69
----------------------------------------------------------------------
Ironworker                          21.27       21.80        22.45
----------------------------------------------------------------------
Carpenter Leadman                   22.44       23.00        23.69
----------------------------------------------------------------------
Carpenter                           21.27       21.80        22.45
----------------------------------------------------------------------
Electrical Worker Leadman           22.58       23.14        23.83
----------------------------------------------------------------------
Electrical Worker                   21.31       21.84        22.50
----------------------------------------------------------------------
Painter Leadman                     22.44       23.00        23.69
----------------------------------------------------------------------
Painter                             21.27       21.80        22.45
----------------------------------------------------------------------
Machinist Leadman                   22.44       23.00        23.69
----------------------------------------------------------------------
Machinist                           21.27       21.80        22.45
----------------------------------------------------------------------
Pipefitter Leadman                  22.44       23.00        23.69
----------------------------------------------------------------------
Pipefitter                          21.27       21.80        22.45
----------------------------------------------------------------------
Operating Engineer Leadman          22.44       23.00        23.69
----------------------------------------------------------------------
Operating Engineer                  21.27       21.80        22.45
======================================================================

                                      55

                                                          EFFECTIVE
                                                      6:30 -- 7:00 A.M
                                                         MAY 1, 1996

======================================================================
                                    $.40        2.5%         3.0%                  289
                                   5-1-96      5-1-97       5-1-98
======================================================================
----------------------------------------------------------------------
          MAINTENANCE (CONT'D)
----------------------------------------------------------------------
Instrument Leadman                  22.58       23.14        23.83
----------------------------------------------------------------------
Instrumentman                       21.31       21.84        22.50
----------------------------------------------------------------------
Labor Leadman                       21.10       21.63        22.28
----------------------------------------------------------------------
Truck Dispatcher                    21.31       21.84        22.50
----------------------------------------------------------------------
Truck & Tractor Driver
----------------------------------------------------------------------
    ENTRY                           19.76       20.25        20.86
----------------------------------------------------------------------
    MAX                             20.16       20.66        21.28
----------------------------------------------------------------------
Truck Helper
----------------------------------------------------------------------
    ENTRY                           19.28       19.76        20.35
----------------------------------------------------------------------
    MAX                             19.54       20.03        20.63
----------------------------------------------------------------------
Laborer
----------------------------------------------------------------------
    ENTRY*                          17.84       18.29        18.84
----------------------------------------------------------------------
    MAX                             19.28       19.76        20.35
----------------------------------------------------------------------
Laborer Special                     19.54       20.03        20.63
----------------------------------------------------------------------
*Advance to Maximum after three months working in classification.
======================================================================

                                      56

                                  EXHIBIT C-1
                          MERIT PROGRESSION SCHEDULE

                                             EFFECTIVE
                                         6:30 -- 7:00 A.M
                                            MAY 1, 1996

==========================================================
                        $.40     2.5%       3.0%                        290
                       5-1-96   5-1-97     5-1-98
==========================================================
Chief Stores Clerk    $ 21.06  $ 21.59    $ 22.24    Hire
----------------------------------------------------------
                        21.29    21.82      22.47
----------------------------------------------------------
                        21.51    22.05      22.71
----------------------------------------------------------
                        21.77    22.31      22.98    Top
----------------------------------------------------------

----------------------------------------------------------
Stores Clerk            19.53    20.02      20.62    Hire
----------------------------------------------------------
                        19.75    20.24      20.85
----------------------------------------------------------
                        19.93    20.43      21.04
----------------------------------------------------------
                        20.06    20.56      21.18
----------------------------------------------------------
                        20.18    20.68      21.30
----------------------------------------------------------
                        20.41    20.92      21.55
----------------------------------------------------------
                        20.53    21.04      21.67    Top
----------------------------------------------------------

----------------------------------------------------------
Truck Driver            19.76    20.25      20.86    Hire
----------------------------------------------------------
                        19.94    20.44      21.05
----------------------------------------------------------
                        20.16    20.66      21.28    Top
----------------------------------------------------------

----------------------------------------------------------
Truck Helper            19.28    19.76      20.35    Hire
----------------------------------------------------------
                        19.41    19.90      20.50
----------------------------------------------------------
                        19.54    20.03      20.63    Top
==========================================================

EXHIBIT C-1, (CONT'D.)



                         LABORATORY ANALYST APPRENTICE
                             MERIT PROGRESSION RATE



                                   EFFECTIVE              2.5%              3.0%                      290
    MERIT PROGRESSION               5-1-96               5-1-97            5-1-98
====================================================================================
Start                                $16.50           $16.91            $17.42
------------------------------------------------------------------------------------
End of 6 Months                       17.21            17.64             18.17
------------------------------------------------------------------------------------
End of 12 Months                      17.96            18.41             18.96
------------------------------------------------------------------------------------
End of 18 Months                      18.73            19.20             19.78
------------------------------------------------------------------------------------
End of 24 Months                      19.54            20.03             20.63
------------------------------------------------------------------------------------
End of 30 Months                      20.39            20.90             21.53
------------------------------------------------------------------------------------
End of 36 Months                 Journeyman rate   Journeyman rate   Journeyman rate
====================================================================================

   Effective May 1, 1996, all Apprentices hired after this date will be paid at the above Merit Progression Rates, subject to across the board increases occurring after May 1, 1996. Existing Apprentices will be "Grandfathered" under the old progression rates per a separate list. These grandfathered rates will not be reflected on the contract.

                                ****************

Merit increases are granted after the completion of three (3) months' service and are based on progress in job knowledge, ability and skill, attitude toward the job and safe practices. The increase is effective on the Monday of the week in which the anniversary date falls.

When increases are not granted, an explanation is given the employee by supervision.

--------------------------------------------------------------------------------

                                  EXHIBIT C-2

                            MAINTENANCE APPRENTICE
                            MERIT PROGRESSION RATE
             ASBESTOS WORKER, BOILERMAKER, CARPENTER, IRONWORKER,
              MACHINIST, OPERATING ENGINEER, PAINTER, PIPEFITTER


    MERIT                  EFFECTIVE           2.5%              3.0%                       291
  PROGRESSION                5-1-96           5-1-97            5-1-98
----------------------------------------------------------------------------
Start                        $16.50           $16.91            $17.42
----------------------------------------------------------------------------
End of 6 Months               17.03            17.46             17.98
----------------------------------------------------------------------------
End of 12 Months              17.58            18.02             18.56
----------------------------------------------------------------------------
End of 18 Months              18.15            18.60             19.16
----------------------------------------------------------------------------
End of 24 Months              18.74            19.21             19.79
----------------------------------------------------------------------------
End of 30 Months              19.34            19.82             20.41
----------------------------------------------------------------------------
End of 36 Months              19.97            20.47             21.08
----------------------------------------------------------------------------
End of 42 Months              20.61            21.13             21.76
----------------------------------------------------------------------------
End of 48 Months         Journeyman rate   Journeyman rate   Journeyman rate
============================================================================

     Effective May 1, 1996, all Apprentices hired after this date will be paid at the above Merit Progression Rates, subject to across the board increases occurring after May 1, 1996. Existing Apprentices will be "Grandfathered" under the old progression rates per a separate list. These grandfathered rates will not be reflected on the contract.


                                 EXHIBIT C-3

                       INSTRUMENT & ELECTRICAL APPRENTICE
                             MERIT PROGRESSION RATE


============================================================================
    MERIT                  EFFECTIVE           2.5%              3.0%                       292
  PROGRESSION                5-1-96           5-1-97            5-1-98
----------------------------------------------------------------------------
Start                        $16.50           $16.91            $17.42
----------------------------------------------------------------------------
End of 6 Months               16.93            17.35             17.87
----------------------------------------------------------------------------
End of 12 Months              17.37            17.80             18.33
----------------------------------------------------------------------------
End of 18 Months              17.82            18.27             18.82
----------------------------------------------------------------------------
End of 24 Months              18.28            18.74             19.30
----------------------------------------------------------------------------
End of 30 Months              18.76            19.23             19.81
----------------------------------------------------------------------------
End of 36 Months              19.25            19.73             20.32
----------------------------------------------------------------------------
End of 42 Months              19.75            20.24             20.85
----------------------------------------------------------------------------
End of 48 Months              20.26            20.77             21.39
----------------------------------------------------------------------------
End of 54 Months              20.78            21.30             21.94
----------------------------------------------------------------------------
End of 60 Months         Journeyman rate   Journeyman rate   Journeyman rate
============================================================================

  Effective May 1, 1996, all Apprentices hired after this date will be paid at the above Merit Progression Rates, subject to across the board increases occurring after May 1, 1996. Existing Apprentices will be "Grandfathered" under the old progression rates per a separate list. These grandfathered rates will not be reflected on the contract.

                                                                     EXHIBIT C-4

                         CHEMICAL OPERATOR APPRENTICE
                            MERIT PROGRESSION RATE


============================================================================
    MERIT                   EFFECTIVE           2.5%              3.0%                       293
  PROGRESSION                 5-1-96           5-1-97            5-1-98
============================================================================
Start                         $16.50           $16.91            $17.42
-----------------------------------------------------------------------------
End of 6 Months                17.21            17.64             18.17
-----------------------------------------------------------------------------
End of 12 Months               17.96            18.41             18.96
-----------------------------------------------------------------------------
End of 18 Months               18.73            19.20             19.78
-----------------------------------------------------------------------------
End of 24 Months               19.54            20.03             20.63
-----------------------------------------------------------------------------
End of 30 Months               20.39            20.90             21.53
-----------------------------------------------------------------------------
End of 36 Months          Journeyman rate   Journeyman rate   Journeyman rate
=============================================================================

    Effective May 1, 1996, all Apprentices hired after this date will be paid at the above Merit Progression Rates, subject to across the board increases occurring after May 1, 1996. Existing Apprentices will be "Grandfathered" under the old progression rates per a separate list. These grandfathered rates will not be reflected on the contract.



                                  EXHIBIT C-5

                           PUMPER GAUGER APPRENTICE
                            MERIT PROGRESSION RATE


=============================================================================
    MERIT                  EFFECTIVE           2.5%              3.0%                       294
  PROGRESSION                5-1-96           5-1-97            5-1-98
=============================================================================
Start                        $ 16.50          $ 16.91           $ 17.42
-----------------------------------------------------------------------------
End of 6 Months                17.21            17.64             18.17
-----------------------------------------------------------------------------
End of 12 Months               17.96            18.41             18.96
-----------------------------------------------------------------------------
End of 18 Months               18.73            19.20             19.78
-----------------------------------------------------------------------------
End of 24 Months               19.54            20.03             20.63
-----------------------------------------------------------------------------
End of 30 Months               20.39            20.90             21.53
-----------------------------------------------------------------------------
End of 36 Months          Journeyman rate   Journeyman rate   Journeyman rate
=============================================================================

   Effective May 1, 1996, all Apprentices hired after this date will be paid at the above Merit Progression Rates, subject to across the board increases occurring after May 1, 1996. Existing Apprentices will be "Grandfathered" under the old progression rates per a separate list. These grandfathered rates will not be reflected on the contract.

                             ARTICLES OF AGREEMENT
                                     INDEX


SUBJECT                                              PAGE  PAR. NO.

Abrogation of Contract Articles........                38  247
Afternoon Court Appearances............                27  172 thru 174

Bank Days..............................                11  62
Bargaining Unit Defined................                 2  3
Basic Principles.......................                 1  2
Bid Procedure..........................                16  90 thru 104
Bulletin Boards........................                33  217

Call-in Guarantee......................                 9  49
Clothing Replacement...................                28  177 thru 180
Company Rules..........................                33  218
Continuous Service.....................                29  185
Contract Period........................                42  275, 276
Contract Work..........................                24  147 thru 151
Court Duty.............................                26  167 thru 175
Coveralls..............................                28  178

Damage -- Clothing.....................                28  179
Death in Family........................                33  219 thru 222
Discharge..............................                37  239 thru 241
Discipline.............................                23  146
Dues Check-Off.........................                 2  6
Dues Check-Off, Cancellation...........                 3  11
Duration of Contract...................                42  275, 276

Election Day...........................                27  176
Emergency Work.........................                 9  49
Expiration of Contract.................                42  275
Eyeglasses.............................                32  211 thru 214

Funeral Leave..........................                33  219 thru 222

Grievance -- Discharge.................                37  239 thru 241
Grievance Procedure....................                35  228 thru 242
Grievance -- Sick Pay..................                36  235
Grievance -- Timeliness................                36  237

Holiday Pay, Eligibility...............                 6  34 thru 37
Holidays...............................                 6  34
Hours of Work..........................                 3  13 thru 16

                                     INDEX


SUBJECT                                              PAGE  PAR. NO.


Invalidation of Contract...............                38  247

Jurisdiction...........................                22  133 thru 136
Jurisdiction Disputes..................                26  163 thru 166
Jury Service...........................                26  167 thru 175

Labor Dispute -- Layoff................                28  183
Layoff.................................                28  181 thru 199
Layoff Compensation....................                29  184 thru 199
Layoff Notice..........................                28  181 thru 183
Layoff, Rehiring.......................                19  116 thru 118
Leadmen................................                23  137 thru 142
Leave of Absence.......................                30  200 thru 204
Leave of Absence --Duration............                30  200 thru 202
Leave of Absence -- Maternity..........                31  203
Leave of Absence -- Union Conventions..                30  201
Leave of Absence -- Union Employment...                30  202
Lockouts...............................                34  224

Maternity Leave........................                31  203
Military Leave of Absence..............            12, 15  67, 81
Morning Court Appearance...............                26  168 thru 171

Overtime Distribution..................                 8  40
Overtime Meals.........................                 8  41 thru 45
Overtime Premiums......................                 5  27 thru 33

Pay Day................................                24  152, 153
Pay Rate...............................        55 thru 60  289 thru 294
Physical, Medical......................                25  155 thru 157
Plant Rules............................                33  218
Plant/Union -- Management Committee....                36  234
Postings...............................                33  217
Pregnancy Leave........................                31  203
Probation Period.......................                14  76
Progressions (Pay).....................        57 thru 60  290 thru 294
Proof of Court Appearance..............                27  175

Recognition of Union...................                 2  3
Running Repairs........................                22  133

Safety Glasses.........................                32  211 thru 214
Safety Inspections.....................                32  209
Safety Meetings........................                32  208

                                     INDEX

SUBJECT                                              PAGE  PAR.NO.

Safety Shoes...........................                32  215
Sanitation.............................                31  205, 206
Schedule-In............................                 9  49
Seniority..............................                13  73 thru 89
Seniority -- Commences.................                14  76
Seniority -- Group, Craft, Department..                13  74 thru 75
Seniority Lists........................                14  77
Separation Allowance...................                29  185, 186
 Eligibility...........................                30  190 thru 199
 Limitations of Applicability..........                28  181 thru 189
 Method of Payment.....................                29  186 thru 189
Shift Differential.....................                 9  46 thru 48
Shift Schedules........................  3, 4, 45 thru 54  13 thru 16
                                                           277 thru 287
Sick Pay...............................                39  248 thru 274
 Amount................................                40  259
 Duration of Benefits..................                39  254
 Eligibility and Proof.................                41  264-266
 False Claim...........................                42  274
 Non-Occupational......................                39  248
 Plant Service Credit..................                39  248, 249
 Waiting Period........................                40  257
Signatory Unions.......................                 1  1
Staffing New Units.....................                22  132
Stewards...............................                23  143 thru 146
Strikes................................                34  223 thru 227
Supervisors Working....................                21  123 thru 128
Surplus Employees......................                18  105 thru 109

Transfers..............................            13, 18  72, 105-111
Transfers, Temporary...................                18  106
Transportation, Overtime...............                10  50

Union Activities.......................                25  158 ,162
Union Committee........................                36  238
Upgrading, Benefits....................                20  122
Upgrading, Temporary...................                20  120 thru 122

Vacation...............................                10  52 thru 72
Vacation Splits........................                12  63
Visits by Union Representatives........                25  162

Wage Rates.............................        55 thru 60  289 thru 294
Work Schedules.........................     3, 45 thru 54  13 thru 16,
                                                           277 thru 288

                             LETTERS OF AGREEMENT



                                    BETWEEN





                           STERLING CHEMICALS, INC.
                          ITS SUCCESSORS AND ASSIGNS



                                      AND



                  THE TEXAS CITY, TEXAS METAL TRADES COUNCIL
                         AFL-CIO OF TEXAS CITY, TEXAS

                              LETTERS OF AGREEMENT
                               TABLE OF CONTENTS

GENERAL SECTION                                      PAGE

      I.  Shift Preference.........................     1
     II.  Transportation...........................     1
    III.  Arbitration..............................     1
     IV.  Premium, Pay Related Practices...........     1
      V.  Jury Pay.................................     4
     VI.  Pay Day..................................     4
    VII.  Non-Occupational Sick Pay................     4
   VIII.  Worker's Compensation....................     5
     IX.  Physicals................................     5
      X.  Vacation.................................     6
     XI.  Seniority................................     7
    XII.  Jury Duty................................     7
   XIII.  Elections................................     7
    XIV.  Coveralls................................     7
     XV.  Prescription Safety Glasses..............     8
    XVI.  Funeral Leave............................     9
   XVII.  Inspections..............................     9
  XVIII.  Scheduling...............................     9
    XIX.  Bid Procedure............................     9
     XX.  Food Service.............................    10
    XXI.  Work Gloves..............................    10
   XXII.  Clip-on Glasses..........................    11
  XXIII.  Pension and Insurance Steward............    11
   XXIV.  Productivity Statement...................    11

MAINTENANCE SECTION
      I.  Work Assignment..........................    12
     II.  Shift Assignment.........................    17
    III.  Upgrade, Laborers........................    18
     IV.  Leadman..................................    19
      V.  Safety Glasses...........................    19
     VI.  Premium Pay..............................    19
    VII.  Special Qualifications...................    19
   VIII.  Work Clothes.............................    20
     IX.  Layoff...................................    20
      X.  License Reimbursement....................    20
     XI.  Training.................................    21
    XII.  Work Instructions........................    21
   XIII.  Stores...................................    21
    XIV.  Instrument & Electrical Work Jurisdiction    22
     XV.  I&E Upgrades.............................    24

MATERIALS HANDLING SECTION
     I.  Work Assignments.........................    24
    II.  Work Clothes.............................    25

LABORATORY SECTION
     I.  Training.................................    25
    II.  Work Assignment..........................    25

OPERATIONS SECTION
     I.  Shift Assignments........................    25
    II.  Manufacturing Twelve Hour Shifts.........    26
   III.  Work Assignments.........................    26
    IV.  Lunch Delivery...........................    26

                              LETTERS OF AGREEMENT
                                    BETWEEN
                            STERLING CHEMICALS, INC.
                           ITS SUCCESSORS AND ASSIGNS
                                      AND
                  THE TEXAS CITY, TEXAS METAL TRADES COUNCIL,
                          AFL-CIO OF TEXAS CITY, TEXAS


                                GENERAL SECTION


       I. SHIFT PREFERENCE

1 Straight-day employment shall be determined on the basis of seniority. New employees will be required to go on shift within not more than ninety (90) days after employment.

      II. TRANSPORTATION

2 The COMPANY will provide rides home for employees who are without transportation and are held over on overtime past their regular scheduled shift.

     III. ARBITRATION

3 The COMPANY will not, for the purposes of arbitration, use the "basic principle" clause in a jurisdictional dispute arbitration.

4     IV. PREMIUM PAY RELATED PRACTICES
          A. MAINTENANCE DEPARTMENT

                  1. 0700-1530 hours, Monday-Friday Normal Work Week

5                    (a) After each craftsmen has had an opportunity to work
                         overtime for the 3:00 p.m.-11:00 p.m. and/or graveyard shifts, the COMPANY may contract its overtime needs for that shift.

6                   (b)  For all overtime jobs that are turned in by 1430 hours but not filled by 1500 hours, the COMPANY may contract its overtime needs for that shift. Jobs that are turned in after 1430 hours will be filled by continuing to run the overtime list until the list has been run one complete time. After the list has been run one complete time, the COMPANY may contract its overtime needs for that shift.

7                   (c)  All overtime worked or refused will be
                         charged by actual payroll hours. The Union and the Company agree that there has been some abuse of the overtime systems in the past; therefore, the Union and the Company agree to work together to identify, discuss, and correct any problems of abuse that may occur in the overtime system.

8                   (d)  On off hours, holidays, and weekends, employees will be allowed to change their overtime preference on the overtime list (okay to work or not work) only once per shift.

9              2.   1530-0659 hours, Monday-Friday Normal Work Week; Weekends
                    and Holidays 0700-0659 hours.

10                  (a)  After each craftsman has had two (2) opportunities to work overtime on a shift, the COMPANY may contract its overtime needs for that shift. However, on a given job after each craftsman has had an opportunity to work that job the COMPANY may contract that job.

11        B.   All straight-day employees scheduled to work the day shift
               Saturday or Sunday will be allowed to eat their meal on COMPANY paid time.

12        C.   If, because of a shift change, an employee works seven (7)
               consecutive days within a work week without any scheduled days of rest, the sixth and seventh days shall be considered, for pay purposes, to be the first and second days of rest, respectively.

13        D.   When an employee clocks out in accordance with normal procedure and is contacted for holdover overtime before exiting plant gate(s), the time worked will be paid at the applicable overtime rate and not treated as a call-in.

14        E.   The COMPANY agrees that in scheduling overtime, no employee shall be bypassed in the assignment of overtime work solely to avoid payment of double time.

15        F.   The COMPANY agrees that Article 3, Section 8, will be interpreted so as to include in the computation of the sixteen continuous hours, the thirty-minute unpaid lunch break during the day shift.

16        G.   The COMPANY agrees that when an employee is held over for
               purposes of job continuity and completes the scheduled job they were held for, they will be allowed to go home, assuming no other emergency work arises that would require a call-out. (Emergency as outlined in "Call-out" article and as clarified in subcommittee meeting.)

17        H.   If an employee's shift change is canceled prior to working the first shift on a new schedule, no notice is required. Once the employee has worked on the new schedule, forty-eight (48) hours notice is required to change the schedule.

18        I.   When the low person is not afforded overtime, in accordance with the overtime agreements, and the parties agree that there has been an error:

               1. The employee will be allowed to make up the hours lost by working comparable hours.

               2. The make-up time will be worked, within thirty (30) days of the decision that an error has been made, at a mutually agreeable time. Should the COMPANY and employee not be able to mutually agree, the employee shall make the time up on a shift which is the same as that on which the overtime would have been worked had there been no error.

               3. Such employees working make-up time will not be assigned to work which would eliminate overtime for someone else; i.e., work that would be worked on an overtime basis if the employee working make-up time was not available.

19 In the administration of this procedure, errors created by the following will not be remedied by the above:

               1. Any deliberate act by an employee with intent to cause an error in the administration of overtime distribution; or

               2. Mechanical, electrical or system problems creating errors on down-time in the basic overtime recording data by computer.

20        J.   Any employee who is forced out on overtime and worked up to or into their regular shift shall be excused from work on their regular shift without pay once the employee has performed work for a duration of eight (8) continuous hours if the employee so requests.

21 Should an employee be forced on overtime and said overtime lasts for three (3) or more hours and terminates six (6) or less hours prior to the start of their next regular shift, said employee shall be excused from working the next regular shift without pay if the employee so requests.

22 It is understood that an employee to be excused, as provided above, who works a job typically requiring continuous coverage must be relieved by some other employee prior to being released.

     V.   JURY PAY

23 An employee who is to report for court duty in the afternoon shall be given a reasonable period of time to go home, change clothes, etc., eat and then drive to the courthouse for duty; or that an employee released from court duty before 10:00 a.m. shall be given reasonable time to go home, change clothes, eat and drive to the plant.

     VI.  PAY DAY

24 Employees who are scheduled to begin working third shift on a Thursday will be extended the same pay check privileges as accorded an employee on off days with the understanding that should it create a problem with a normal payroll operation at any future date, we would change back to the present procedure.

     VII. NON-OCCUPATIONAL SICK PAY

25        A.   Employees who experience an illness or injury which results in absence from work for a continuous period in excess of thirty
               (30) days will be furnished, upon request of the employee, a statement reflecting the period of the absence and the amount of sick pay received for the absence in excess of the thirty (30) day period.

26        B.   Employees off sick and receiving sick benefits under Article 33,
               "Non-Occupational Accident and Sickness Plan" of the present contract at the time a work stoppage occurs will continue to be covered under Article 33 until certified able to return to work.
               Employees whose illness or injury occurs after a work stoppage begins will not receive benefits, as set forth in Article 33, until the settlement of the work stoppage.

27        C.   The COMPANY agrees under Article 33, "Non-Occupational Accident and Sickness Plan" to waive the waiting period, as defined in
               Article 33, Section 4, when an employee is hospitalized and undergoes surgery or other medical treatment, for which hospitalization is a generally accepted requirement. The waiting period waiver will also apply when an employee receives surgery or medical treatment on an out-patient basis for a condition that has historically called for hospital confinement.

               Hospitalization for surgery or other medical treatment where the generally accepted practice in the area is out-patient care, does not qualify for a waiver of the waiting period under this paragraph.

28        D.   An employee who has completed the probationary period but has less that six (6) month's service and otherwise qualified for non-occupational illness benefits on a holiday will be guaranteed up to eight (8) hours' pay.

29        E.   The COMPANY agrees that when an employee becomes ill or is injured while on vacation and is certified as disabled by a licensed physician, they will be able to cancel subsequent full weeks of vacation beyond the week in which they become certified as disabled upon proper notification to the COMPANY.

30        F.   The COMPANY agrees that if an employee is hospitalized while on vacation, the employees' vacation may be canceled and the employee placed on sick leave on the day of hospitalization. For purposes of this paragraph, the day is defined as the payroll day appropriate to the employees' regular work schedule.

31        G.   The COMPANY agrees to make available a reasonable number of
               Physician's Certification (pink) forms upon request.

     VIII.  WORKER'S COMPENSATION

32 The COMPANY will supplement weekly Workman's Compensation benefits up to 100% of base pay with no waiting period at time of incident or first illness for the employee's first year of disability but not after Workmen's Compensation payments to the employee have been ceased. Supplementary payments for all subsequent absences related to the specific industrial injury or illness will start after a one-day waiting period. The COMPANY agrees to guarantee that no lesser benefits will be instituted during the term of the contract.

     IX.  PHYSICALS

33 The COMPANY agrees to continue notification and to send a copy of such individual test results to employees who fall outside the normal medical limits and to provide a copy to an employee who comes to First Aid and requests such information.

34 The COMPANY will provide assistance in scheduling appointments for those employees who request same to obtain non-mandatory x-rays as part of their periodic physical examinations.

35 When an employee is scheduled for a chest x-ray as part of their physical, the Company will provide for the x-ray to be read by a "B-Reader". For employees in the Insulator Craft, a second x-ray, read by a "B-Reader", will be provided at six (6) month intervals at the request of an insulator.

     X.   VACATION

36        A.   Whenever a summer hire is used, such summer hire shall work in a manner similar to any new hire. When possible, an additional employee shall be allowed off on vacation during the period the summer hire is used, after training, provided, in the opinion of the COMPANY, ample coverage by overtime is available.

37        B.   Employees, operation or maintenance, in any new department facing start-up, shall be allowed to take vacation irrespective of previous plans or instructions so long as the vacations do not conflict with or impair plant start-up.

38        C.   Back-to-back vacations from one vacation year to the next will be allowed under the following conditions:

               1. The period of vacation must be for six or more weeks.

               2. The employees who desire to schedule vacation in a continuous period beginning in one vacation year and ending in another vacation year must schedule such vacation prior to April 1 of the first vacation year.

               3. If, on the basis of seniority, they will be allowed to schedule their vacation immediately prior to the end of the vacation year, then they shall be granted vacation preference for the continuous portion of the vacation which ends the next vacation year.

39        D.   When a day of vacation falls on a holiday and the employee elects to take an extra day of vacation, they may elect to take it the last working day immediately prior to their scheduled vacation.

40        E.   The COMPANY agrees that when an employee becomes ill or is injured while on vacation and is certified as disabled by a licensed physician, they will be able to cancel subsequent full weeks of vacation beyond the week in which they become certified as disabled upon proper notification to the COMPANY.

41        F.   The COMPANY agrees that if an employee is hospitalized while on vacation, the employees' vacation may be canceled and the employee placed on sick leave on the day of hospitalization. For purposes of this paragraph, the day is defined as the payroll day appropriate to the employees' regular work schedule.

     XI.  SENIORITY

42        A.   When employees are hired into a group or craft on the same date, their order on the seniority lists shall be determined by "lot".

43        B.   In a situation where departmental seniority is equal, the group seniority shall govern, and when group or craft seniority are equal, seniority on the first day worked in the bargaining unit shall govern.

     XII. JURY DUTY

44        A.   In the event an employee is required to appear for jury duty on a scheduled day of work which is a holiday as set forth in Section
               2 of Article 3, the employee will be paid unworked holiday and jury service pay if the employee meets the requirements for jury service pay as set forth in Article 20.

45        B.   With regard to jury service, the COMPANY agrees to treat the documental release time the same for standby as for court appearances.

     XIII.  ELECTIONS

46 An employee appointed as an election judge or observer or those elected as delegates to political conventions shall be granted: (a) vacation bank days if eligible; or (b) an excused absence. The request must be made in advance and must not conflict with or impair plant operation.

     XIV. COVERALLS

47        A.   The COMPANY agrees to provide coveralls upon request when, in the judgment of the immediate supervisor, the job to be performed meets either of the following tests:

               1. The work will result in irreparable damage to clothing.

               2. The work will subject an employee's clothing to abnormal stains, soot, chemical contamination or irritants.

48        B.   The COMPANY reserves the right to make coveralls mandatory on certain jobs. Should the supervisor and employee disagree on the need for coveralls in a certain job, the dispute will be resolved as defined in paragraph C. Any further disputes may be resolved by the grievance procedure.

49        C.   The above agreement on coveralls issue is made with the
               understanding that if conditions change or improvements are made that alter the need or justification for coveralls, the COMPANY would no longer provide coveralls on that job. It is also understood that if a special need arises in which the craft feels coveralls should be provided, the COMPANY will review the job need to determine the merit of the request and issue coveralls if agreed. The Maintenance Supervisor, Shops/Crafts, will review with the craft steward. If not satisfied with the decision, it can be reviewed by steward, Maintenance Supervisor, Shops/Crafts, and the Maintenance Supervisor, Support, or designees. If not satisfactory, the job will proceed immediately and be carried to arbitration at a later date.

     XV.  PRESCRIPTION SAFETY GLASSES

50        A.   In cases where the employee needs prescription glasses and the
               COMPANY requires eye protection, the COMPANY will provide for the initial eye exam as deemed necessary by the Medical Department.
               The Company will pay 75% for subsequent eye exams in two (2) year intervals from an approved provider. The COMPANY will pay the cost of required glasses as currently administered. It is the intent that the initial eye examination, as well as subsequent examinations necessary to ensure proper visual acuity, be covered by this policy.

51 Employees who are not on COMPANY time may go to Personnel Benefits Section and pick up purchase orders for prescription safety glasses during the hours that Personnel Benefits is normally open.

52        B.   Shaded safety glasses are to be issued where a licensed
               physician, usually defined as an ophthalmologist, specifies that an employee's eye condition requires shaded glass during daylight hours. Recommendations by opticians or optometrists are not to be treated as meeting the requirements of Article 25, Section 6 with regard to "licensed physician".

53        C.   The COMPANY agrees to provide two (2) pair of prescription glasses for welders. At the time of ordering, two pair will be ordered. One pair will be provided the welder and the second pair will be kept in the Safety Department for issue to the welder when needed. At the time the first pair is turned in and the second pair issued, a new pair will be ordered unless it is time for the employee's eyes to be checked.

     XVI. FUNERAL LEAVE

54        A.   The COMPANY agrees that when a death in an employee's immediate family (as interpreted in Article 28) occurs while the employee is on vacation, the employee, with sufficient notice to the COMPANY and in accordance with Article 28, may stop their vacation and start their funeral leave.

55        B.   An employee absent from their regular work schedule due to the imminent death of a relative (as defined under Article 28) may receive funeral leave provided such lost time occurs within the three-day period selected by the employee as funeral leave under the provisions of Article 28.

56        C.   The COMPANY agrees to apply Article 28 to a second listed
               relative.

     XVII.  INSPECTIONS

57 The COMPANY agreed to state that it has always been its intent to report the results of a safety inspection to the complaining employee and the COMPANY agrees to continue this practice.

     XVIII.  SCHEDULING

58 In the event an employee is inadvertently scheduled for less than the normal work week, the employee will be allowed to make up the difference after reporting the discrepancy to supervision. The employee will be allowed to make up such difference only to the point where their earnings equal the straight time earnings for a normal work week.

     XIX. BID PROCEDURE

59 In the case of multiple job posting, those individuals wishing to bid will be given the opportunity to express the rank order of their preferences. A copy of this preference will be given to each multiple bidder. Once recorded, this preference ranking cannot be changed. In awarding jobs, the senior qualified bidder's preference will govern the selection process.

          The following criterion will be applied in selecting qualified candidates for Sterling Chemicals Apprenticeship programs.

60        A.   Operator Apprentice requirements will include that all candidates hired on or after May 1, 1993, must have completed three (3) hours of college level math and six (6) hours of college level science with a GPA of 2.5 or better (A = 4.0) prior to being considered. In addition to the above listed requirements, Operator Apprentice candidates must have completed a Junior College Basic Petrochemical Operators course prior to being considered.

61        B.   Instrument/Electrical (combined) and Machinists Apprentice requirements will include that all candidates hired on or after May 1, 1993, must have completed six (6) hours of college level math and six (6) hours of college level science with a GPA of 2.5 or better (A = 4.0) prior to being considered.

62        C.   The following criteria will be applied in selecting qualified candidates for Sterling Chemicals "Associate Operator" classification:

               The Associate Operator requirements will include that all Associate Operators hired on or after May 1, 1996, must have completed a State Educational Board Certified Associate Degree of Process Technology prior to being considered and the statistical requirements in Paragraph A. Their entry pay level will be at the end of eighteen (18) months Merit Pay Progression Schedule for Chemical Operator Apprentices.

     XX.  FOOD SERVICE

63        A.   Menu selections will be made by the COMPANY after consultation with the UNION. It is the COMPANY's intent to provide wholesome and nutritionally balanced meals.

64        B.   The COMPANY agrees that an employee who is called to work the day shift with less than eight (8) hours' notice will be furnished a meal or meal ticket if the employee reports at the beginning of the day shift and an additional meal or meal ticket if they work up to 11:00 a.m.. The parties recognize that this does not apply to employees held over into the day shift.

     XXI. WORK GLOVES

65 The COMPANY will continue its present policy and practice of furnishing work gloves at COMPANY expense and expand it to include White Mule leather gloves or its equal for carpenters and the Truck Department.

     XXII.   CLIP ON GLASSES

66 Up to two pairs of clip-on glasses per year shall be furnished by the COMPANY to the Operating Engineers, Local 450 members only. Clip-on glasses may be purchased at cost by other employees at the Safety Supply section.

     XXIII.  PENSION AND INSURANCE STEWARD

67 One person within the bargaining unit designated by the Business Manager of the UNION may be named to act in the capacity as the Council's Pension and Insurance Steward for hourly employees represented by the Texas City, Texas Metal Trades Council or retirees. Said designee shall be provided with a locked file cabinet in a suitable location within the plant in which to file records and information. All medical, SIP, DAP, pension and other benefit forms and associated correspondence presented or received by the COMPANY are confidential and private information and the COMPANY is required to treat it as such. Any confidential records and information sought by the UNION shall be obtained directly from the concerned employee or, with written permission by the employee, from the COMPANY'S benefit office.

68 The Pension and Insurance Steward shall be afforded reasonable use of the COMPANY'S telephone for transacting business as regards pension and insurance. The COMPANY and UNION agree that said designee shall, with ten (10) days' advance notice, be allowed leaves of absence necessary for attending national negotiations and/or meetings regarding pension and insurance, but said leaves shall be without pay. Said Steward shall be allowed, during their regular working hours, to consult with employees and/or COMPANY representatives and shall perform work of the job classification when not otherwise occupied.

69 Nothing in this agreement shall be construed as preventing any employee so represented from dealing directly with the COMPANY'S benefit personnel.

     XXIV.  LETTER OF UNDERSTANDING - PRODUCTIVITY STATEMENT

70 The COMPANY and the Texas City Metal Trades Council agree that a profitable and highly competitive Texas City plant enhances the job security of all plant employees. Both parties recognize the necessity of making productivity improvements to ensure the future profitability and competitiveness of the plant.

71 While acknowledging their respective rights and obligations, the COMPANY and the Texas City Metal Trades Council further recognize that in today's rapidly changing business environment a cooperative versus a confrontational approach to labor relations matters is vital to the plant's success. Specifically, the parties have endorsed the following principles to reinforce their emphasis on this productive collaboration.

72        A.   A working environment that fosters increased effectiveness, efficiency and productivity of plant operations is a highly desirable goal all employees should contribute to achieving.

73        B.   Timely, effective two-way communications are basic to productive plant operations.

74        C.   As appropriate, problem solving groups, as well as participative concepts such as quality circles, may be facilitated.
               Productivity improvement plans, programs and results will be periodically reviewed with the Plant Union Committee.

75 The COMPANY and the UNION recognize that it is desirable and mutually beneficial to set up an annual meeting to review Work Practices vs. Best of Class in Industry. The purpose of these meetings would be to identify possible areas of improvement which could enhance the Company's competitiveness within the industry.

76 During such meetings, possible areas of improvement identified which would require modifying, amending, or waiving any of the provisions of this Labor Agreement shall be implemented only by mutual consent of both the COMPANY and the UNION.

          MAINTENANCE SECTION

     I. WORK ASSIGNMENT

77        A.  One truck helper will be assigned to each stores route truck.

78        B.  The COMPANY will use the truck dispatcher on overtime as a truck driver in order to equalize overtime in this group.

79        C.  When spray or sandblasting machines are being used in the field, two painters will be used on the job.

80        D.  Maintenance Planning tries to plan and schedule all maintenance work including overtime for Sterling employees. Occasionally, due to change in scope of work, demands from the production departments and shutdowns, it is necessary that overtime be worked on jobs which have previously been assigned to contract personnel.
              Within these limits, every effort is made to assign Sterling personnel on jobs requiring overtime.

81        E.   Overtime maintenance work in the plant will normally be assigned to Sterling personnel with the following exceptions:

               1. Where special skills, knowledge, tools and equipment or services are required.

               2. When Sterling personnel are not available for all shifts on which the work must proceed.

               3. Shutdown scheduling when advance planning requires assumptions on personnel availability.

               4. When a job has been started by contractor personnel and a short time (4 hours or less) is required to completion.

82        F.   Employees covered by this agreement will normally make all tie-
               ins between new project and existing equipment and may engage in any and all work involving maintenance, repair or replacement of equipment and may engage in any and all work involving maintenance, repair or replacement of equipment, alterations to improve the efficiency and capacity of equipment and rearrange or make additions to all existing COMPANY property within the capacity of the equipment and personnel available.

83 All blinding and preparations of a unit for maintenance, repair, or renovation work will normally be done by employees covered by this agreement.

84 The "rain-out" clause in the contractor's contract or straight time work on Saturday, Sunday, or holidays as may be provided under the contractor's contract, will not be used to avoid Sterling employee's overtime.

85        G.   The following shift schedules are available in the Maintenance
               Department for staffing shutdown work, equipment repairs requiring continuous staffing, and unit start-ups lasting three days or more in duration:

               (a) Two (2) shifts of eight (8) hours each.
               (b) Two (2) shifts of ten (10) hours each.
               (c) Two (2) shifts of twelve (12) hours each.
               (d) Two (2) shifts of thirteen (13) hours each.

86 The shift will be continuous and start between 5:00 a.m. and 7:00 a.m. The twelve hour shift schedule will be worked as follows:

               1. Work will be continued through the normal ten hour meal period.

               2. Work will stop thirty minutes prior to the end of the twelve hour shift, and employees may clock out at that time.

               3. Pay for the twelve hour shift will be on the basis of twelve hours worked.

               4. The regular ten hour meal allowance will be paid.

87        H.   If the shifts cannot be covered by volunteers which includes canvassing by the appropriate craft stewards, the vacancies will be filled by conscripting from the craft in inverse order of seniority. The COMPANY will be sympathetic to exempting conscripts who have health or significant personal problems as long as the UNION does not grieve the effect of these exemptions and efficient and effective operations can be maintained. If the conscripts can get volunteers to replace themselves after the shutdown staffing list is completed, they will be released.
               Otherwise, they will work for the duration of the shutdown. If the shutdown is scheduled to last longer than twenty-one (21) calendar days, the COMPANY will only take volunteers or conscripts up to 80% of the craft. The remaining 20% may be used to relieve those individuals after 21 calendar days who request relief. Relief requests will be honored on a seniority basis.
               The UNION understands that if the above is not practical then the COMPANY must utilize other staffing arrangements in order to have the work performed.

88        I.   The COMPANY agrees that Sterling employees covered by this agreement, will not be expected to take instructions from a non-
               Sterling supervisor or foreman.

89 The COMPANY and the UNION agree that Sterling personnel and contractor personnel shall not be used in a composite manner without approval of the steward of the craft or group involved; it being understood, however, that practices as existed in the prior agreement may continue.

90 Additionally, the UNION and the COMPANY agree that unusual situations may occur that fall outside the scope of this procedure, and in these instances, these variances will be discussed and agreed to by the COMPANY and the stewards of the craft or crafts involved.

91        J.   Anytime three or more trucks are being used, a dispatcher will be used. The dispatcher may or may not act as a truck driver at the discretion of the COMPANY, but on the day shift Monday through Friday (exclusive of holidays), a dispatcher shall not be required to drive a truck. When upgrading a truck driver to dispatcher, if skill and ability are approximately equal, the senior qualified truck driver shall be used.

92        K.   A six-month rotation plan will be set up within the Boilermaker,
               Laborer, Ironworker and Insulator crafts. These craftsmen shall be rotated at six-month intervals between department and areas of the plant.

93        L.   The following was agreed to in regard to the Truck Department:

               1. A helper will be provided to work with the truck drivers on the Dempster-Dumpsters, one on each dumpster if both trucks are running.

               2. Stores supervision will be instructed to use hotshot delivery trucks in a manner not to carry materials heavier than one person can reasonably handle.

94        M.   The following assignments were reached in regard to porter assignments, labor leadman and labor upgrade:

               1. The COMPANY agrees to eliminate porter assignments as preferred work.

               2. Laborer assignments by the COMPANY will be made to allow opportunity for training and upgrading of the senior laborers. The above to be done in accordance with the provisions of Article 5, Section 8, Promotions.

95        N.   Apprentices shall work under the direction of a leadman or journeyman and shall not be assigned an operating unit or area to work individually except during the last six months of the apprenticeship program unless by mutual agreement of the COMPANY and the UNION.

          O.   Incidental/Common Work Skill

96 In order to expedite the job in an efficient manner the COMPANY and UNION agree that employees in a Maintenance Craft or Group 3 may be required to perform minor and/or incidental work, as specified below, while in the performance of the employee's primary job assignment.

               1. Haul tools, equipment, materials and manpower needed to do the job in pickups, vans or similar sized vehicles.

               2.   Erect, adjust and/or dismantle one section of scaffolding.

               3. Strip reusable and non-reusable non-asbestos insulation necessary to break flanges and/or junctions or to gain access to areas needed to execute primary tasks.

               4.   Pull back tracing to gain access to their primary task.

               5. First flange, first union, first connection may be assigned to craft with primary task. Second flange, second union, second connection may be assigned if necessary to perform primary task. Obstructions of a minor nature may be removed and reinstalled by the craft with the primary task.

               6. Utilize plug-in electrical, utility, process and/or product connections.

               7. When testing is necessary, each craft may blind and tie on to the equipment being tested as long as the total connection is not rigid pipe.

               8. Any employee may remove and reinstall obstructions that prevent them from executing their primary task such as guards, grating, floor plate and handrails.

               9. Signs to define content and direction (water, steam, product, etc.) can be done by the employee involved.

               10. Specialty vendors, and employees may connect or disconnect their equipment if hook-ups are available (chemical cleaning, cleaning, vacuum, etc.).

               11. Operating engineers may do minor repairs, adjustments and lubrication to their rigs.

               12. Painters may replace hoses and make minor repairs to their equipment, using normal hand tools.

               13.  Insulators may mix all materials they use.

               14. All crafts may install clips and/or brackets on racks and/or vessels needed to support the equipment they install.

               15. I&E craft may decouple, couple and set motors that do not require indicator alignment.

               16. I&E craft may pull and repair solenoid valves, pressure, temperature, flow and limit switches or DCA if initially troubleshooting the system.

               17. I&E craft may pull and install control valves, transmitters, analyzers and controllers (pneumatic and electronic. This includes disconnections and connecting hard wired terminations).

               18. Stores clerks may deliver materials from stores to the field and may finish crating materials.

               19. Stores clerks may operate forklift trucks after proper training has taken place.

               20. I&E craft may replace, repair, and/or modify tubing of a minor nature damaged or discovered while performing the primary task.

97        P.   Merge Labor "A" and Labor "B" classifications and delete all reference to separate classifications or subgroups in the labor agreement. The seniority and vacation list of Labor "A" and Labor "B" will be merged.

               A. Employees currently in "Labor Special" jobs would be grandfathered in their current assignment.

               B. The current Labor "B" employees working "nights" would be transferred to the "day" shift.

               C. All current Labor "B" employees (not "Labor Special") will be grandfathered in "Porter" jobs on days. If they volunteer to the other duties of the Labor Group they will forfeit their grandfather rights.

     II.  SHIFT ASSIGNMENT

98        A.   The volunteer shift assignment procedure for maintenance
               employees will be revised to provide (a) an employee will volunteer for a shift, by seniority, each four months; (b) if a shift is discontinued the employee who had volunteered for that shift may elect to either go to another shift or to come off shift; and (c) if a person whose shift is discontinued elects to come off shift the COMPANY may fill the position with the next senior person with a volunteer slip, or by conscript.

99        B.   In the use of shifts for a specific craft in the Maintenance
               Department, at least as many people will be scheduled on the day shift as there are scheduled on the graveyard shift.

100       C.   When a machinist is denied a preferred shift because their ability to do machine tool work is questioned and the UNION has reason to feel the employee has the necessary ability to perform the job, the COMPANY will meet with the UNION and discuss the employee's qualifications. If, after much discussion it is determined that a trial period is merited, the employee will be given a trial period not to exceed thirty (30) days to prove their ability to perform the work.

101       D.   The following agreement was reached regarding shift preference within the maintenance crafts:

102 In those maintenance crafts having leadmen on shift work, the leadman having the least continuous service as a leadman shall be assigned the shift position or positions unless a more senior person volunteers.

103 The above is subject to special training and development needs as determined by the COMPANY.

104       E.   The work load fluctuates for the maintenance shift personnel on the second and third shifts due to operational conditions, shipping schedules, weather conditions and other factors.
               Regular assigned maintenance shift personnel will be replaced when absent so long as the work load is expected to be of a normal nature.

     III. UPGRADE, LABORER

105       A.   When a laborer is to be temporarily upgraded to truck helper, truck driver or stores where skill and ability are approximately equal, the senior qualified laborer, exclusive of laborers regularly assigned to work as porters, will be upgraded.

106 A laborer will not be used for purposes of defeating overtime in the truck or stores groups.

107       B.   With regard to the laborers and truck driver crafts:

               1. The COMPANY agrees to replace the regular labor leadman when one is absent from work.

108       C.   With regard to a proposal by the UNION prohibiting the temporary transfer of laborers to the truck driver craft or the stores group, the COMPANY agrees to abide by the decision of a majority of the laborer craft.

109       D.   For the laborer classification only, Article 6, Paragraph 120 will be interpreted as follows: Consecutive upgrades will be accumulated to count toward the 15-day period. When 15 days of consecutive upgrading have occurred, benefits will be paid at the rate of the job the laborer is holding at the time they qualify for the benefit.

     IV.  LEADMAN

110       A.   When the number of personnel regularly assigned to a shift requires a leadman under the provisions of Article 11, a regular leadman will be assigned to that shift.

111       B.   The provisions of Article 11, Leadman Ratio, will apply to the laborer craft. The provisions of Article 11 shall not apply to the Stores and Truck Departments.

112       C.   In the assignment of leadman to areas where the work is
               predominantly "leading" and not working with the tools of the craft, the Senior leadman with appropriate skill and ability will be selected. This agreement in no way supersedes Article 11 of the agreement or implies assignment to work areas by seniority.

     V. SAFETY GLASSES

113 The COMPANY agrees to provide one pair of colored prescription safety glasses for Operating Engineers required to operate hoisting equipment. The parties recognize that this is a unique requirement for that craft and that such provision is not intended to be the beginning of a colored safety glass program for other groups.

     VI.  PREMIUM PAY

114       A.   Separate overtime eligibility assignment lists will be maintained in the Truck Department for the driver and helper classifications.

115       B.   Applying to all crafts, the COMPANY agrees that there shall be no bypassing on overtime on the second day of rest because of an upcoming regular schedule of work.

     VII. SPECIAL QUALIFICATIONS

116 Training on specialized equipment (Balancing Machine) will be provided to those in the Machinist craft.

     VIII.  WORK CLOTHES

117       A.   The COMPANY and UNION agree to the following with regard to coveralls and wash-up time:

               1. The COMPANY agrees to furnish coveralls and allows bath time to the insulators when removing and replacing glass wool blankets on the outer skin of boilers and the removal and replacing of glass wool blankets between the outer skin and the inner wall in boilers located within the plant.

               2. The COMPANY agrees to furnish coveralls (no bath time) to all employees working on a unit which has had a fire of considerable magnitude.

               3. The COMPANY agrees to furnish coveralls (no bath time) to the operating engineers when applying crater compound to the turntable on heavy rigs.

118       B.   When stripping asbestos or applying asbestos blankets, coveralls will be furnished. Replacement of coveralls will be made as required by insulator foreman.

119       C.   The COMPANY reserves the right to make coveralls mandatory on certain jobs. Should the supervisor and employee disagree on the need for coveralls on a certain job, the dispute will be resolved by the Maintenance Supervisor, Shops/Craft, and the Maintenance
               Supervisor, Support. Any further disputes may be resolved by the grievance procedure.

     IX.  LAYOFF

120 The COMPANY agrees that contract janitors will not be employed if Sterling Laborers are on layoff or if such action will result in Sterling Laborers being temporarily laid off.

     X. LICENSE REIMBURSEMENT

121 Operating Engineers (Local 450), Truck Drivers and members of overhead distribution crews who, in order to perform their normal duties, are required by state law to possess either a commercial or chauffeur's license shall be reimbursed the cost of these licenses.

     XI.  TRAINING

122       A.   The COMPANY agrees to work with the craft steward in determining special training needs for that craft.

123       B.   In order to maintain a viable maintenance apprenticeship program, the COMPANY and the UNION agree that when personnel are to be added to a maintenance craft, the addition of apprentices shall be favored provided the situation at the time permits.

     XII. WORK INSTRUCTIONS

124 The COMPANY agrees that Sterling employees covered by this agreement will not be expected to take instructions from a non-Sterling supervisor or foreman.

     XIII.  STORES

125       A.   Work Assignments

               The COMPANY will rotate the stores clerks in the various work assignments in the storeroom.

126       B.   Shift Assignments

               The four-month volunteer shift assignments will be applied in the Stores Department. Employees in the Warehouseman classification at the time the 1985 Agreement becomes effective, will not be required to be a part of the regular Stores Department four-month volunteer shift assignment program, as described above, in their new position of Stores Clerk.

127       C.   Call-outs

               The call-out of stores clerks to dispense material from the storeroom will continue as is being done under present practices.

128       D.   Shift Rotation

               The four-month voluntary shift rotation plan presently used in the Maintenance crafts shall be applied to the Stores Department.

     XIV. INSTRUMENT AND ELECTRICAL WORK JURISDICTION

129       A.   Each craft keeps union jurisdiction.

130       B.   Jurisdiction becomes common for all maintenance work between
               Instrument and Electrical crafts.

               1. A detailed training program would contain two sections. Class A training would provide basic safety training. After a craftsman completes Class A training, the individual would be able to assist the other craft. Class B training would begin after completion of Class A and would be designed to achieve a working knowledge in the second craft and make the individual an I&E qualified craftsman. After completion of Class B training, each employee successfully qualifying as an I&E craftsman would be awarded a suitable certificate signed by the plant manager and the business representatives of IBEW #527 and IAM Instrument Local #903.

               2. Training would be conducted by an Electrician and an Instrumentman that would be jointly selected by the COMPANY and the UNION based on skill and ability. Instrumentmen would train Electricians and Electricians would train Instrumentmen.

131       C.   1.   When analyzer overtime is needed the low man with analyzer skills will be called out. If the man is unsuccessful in making the repair and special skills are needed, the low man with those skills will be called out to assist him.

               2. When power distribution overtime is needed, the two low men with power distribution skills will be called out. If additional manpower is needed, they will be called out as outlined in the I&E overtime procedure.

               3. When conventional overtime is needed the low I&E craftsman will be called out. If the low man is unsuccessful in making the repair and special skills are needed, then the low man with those skills will be called out to assist him.

132       D.   All existing chiefs/leadmen will be grandfathered.  Employees of the analyzer, power distribution and I&E groups will work under the direction of their respective leadmen. Should two or more leadmen be working together in the same I&E conventional crew, the one with the most craft seniority shall direct the work.

133       E.   Both Electrical and Instrument groups will maintain separate vacation lists and have approximately the same maximum ceiling percentage.

134       F.   Should a layoff be necessary involving either the Instrument or
               Electrical craft, then the order of layoff shall be in reverse order of craft seniority for the combined crafts. (The employee of either craft having the least craft seniority shall be laid off first, etc.).

135       G.   The ratio of employees between the Instrument and Electrical crafts will be maintained as it is on 5/1/85, for any new hires or transfers of new employees into the two crafts. New hires and/or transferees will have to agree to the I&E combination.
               There will be no mandatory replacement of employees to meet craft ratios if imbalance develops through attrition.

136       H.   Maintenance overtime practices will apply to the combined group, with the exception of the specific special overtime practices listed in this Letter of Agreement.

137       I.   When a vacancy occurs in the Analyzer or Power Distribution
               Groups, the COMPANY and UNION will alternately select the I&E craftsmen for either group to fill the vacancy. I&E craftsmen who are selected will commit to continue their employment for a period equal to two (2) years of training and two (2) years of work after training.

138       J.   The priority order for training employees on new equipment will be as follows:

               1. employees who will be immediately responsible for the new equipment maintenance,

               2. employees needed for check-out purposes,

               3. employees who normally work overtime,

               4. shift employees.

                  Familiarization training will be given to other employees, if requested.


139       K.   A formal and permanent comprehensive training program for
               analyzer training will be initiated.

140       L.   The existing agreement for Electrical craft safety backup will apply to the new I&E group.

   XV.    I&E UPGRADES

141 The following procedure will be followed in upgrading journeymen in the Instrument and Electrical department or craft:

142       A.   Permanent upgrades will be made in accordance with Article 5,
               Section 8, Promotions.

143       B.   Temporary upgrades of four (4) days or less will be filled by upgrading the senior journeyman in the leadman's area. Under no circumstances will a more senior journeyman from another
               Leadman's area be transferred into the absent Leadman's area for the purpose of filling the position. In the event there is no journeyman in the Leadman's area, the senior qualified employee in the group (Analyzer, Power Distribution, or I&E Conventional) will be upgraded.

144       C.   Temporary upgrades of more than four (4) days will be filled as follows:

               1. Temporary upgrades in the Analyzer group will be filled by the senior qualified person in the Analyzer group;

               2. Temporary upgrades in the Power Distribution group will be filled by the senior qualified person in the Power Distribution group; and

               3. Temporary upgrades in the conventional Instrument and Electrical group will be filled by the senior qualified person in the conventional Instrument and Electrical group.

     MATERIALS HANDLING SECTION

     I. WORK ASSIGNMENTS

145 A chief pumper-gauger may have up to and including ten (10) pumper-gaugers in their group.

146 Should the Coast Guard suspend or cancel the tankerman's license of any Sterling pumper-gauger, said employee shall be assigned to other work within the classification. Should the COMPANY discharge or otherwise discipline a pumper-gauger for any alleged violation of Coast Guard regulation, said discharge or discipline shall, in accordance with Article 30 and 31, be subject to the grievance and arbitration procedures.

     II.  WORK CLOTHES

147 Distribution supervision will follow the coverall policy of the plant when pumper-gaugers are working acetic acid. The COMPANY agrees to provide coveralls for Esters job (steamerette and tankcar inspection).

          LABORATORY SECTION

     I.   TRAINING

148 The COMPANY agrees to continue recognition of seniority for obtaining training on different jobs, unless it is the employee's primary job.


     II.  WORK ASSIGNMENTS

149 Analysts in PPQ Lab shall be offered straight day and A-7 shifts by group seniority.

150 When destaffing occurs on the straight day or A-7 shifts, the analyst with the least group seniority will be moved.

151 These agreements apply only to lab facilities as presently organized by teams.

152 The Chief Laboratory Analyst will be not be expected to perform routine analytical work except under emergency or urgent conditions. The Chief Laboratory Analyst will be expected to perform selected screening samples. The Chief Laboratory Analyst will be expected to perform his normal Chief responsibilities on all shifts. The Chief Laboratory Analyst will be provided with training on the laboratory network operation and is expected to have a thorough working knowledge of its use in laboratory operations. One (1) chief will be assigned to each shift. The hourly rate of pay and other responsibilities (per paragraphs 157 and 158 of this section) for said Chief Analyst shall be equal to that of Chief Operator.

          OPERATING SECTION

153  I.   SHIFT ASSIGNMENTS

          Straight-day jobs in Operating Departments will be filled by the senior qualified employee in the department, unless an agreement is reached, otherwise within the department.

154 II. In Manufacturing Departments, during shutdowns and/or start-ups of operations, a special twelve hour shift schedule may be established for periods of three days or more in duration in addition to current schedules provided in the Labor Agreement.

155 The shifts will be continuous and start between 5:00 a.m. and 7:00 a.m.

   III.   WORK ASSIGNMENTS

156 The position of breaker on the X-1 shift is a straight day schedule. In filling this position the senior qualified employee will be given preference.

157 The chief operator will not be assigned routine duties during normal operations; however, chiefs will continue their existing practice of assisting operators as needed for effective, safe and efficient operations.

158       In units staffed with two (2) operators, one will be a working chief.

159 The COMPANY agrees to give Operators, Pumper-Gaugers and Lab employees all available information concerning duration of temporary jobs. Relief jobs will be offered to senior employees prior to each vacation year. An employee who accepts the relief job will serve in that job for one year.

     IV.  LUNCH DELIVERY

160 The COMPANY agrees to establish a 12:00 midnight. meal delivery time for overtime meals for Groups 1, 2, and 4.

                             LETTERS OF AGREEMENT
                                     INDEX




SUBJECT                                       PAGE    PAR. NO.

Arbitration............................          1    3

Benefits...............................         11    67
Bid Procedure..........................          9    59 thru 62

Clip-on Glasses........................         11    66
Clothing -- Maintenance................         20    117 thru 119
Coveralls..............................  7, 20, 25    47 thru 49
                                                      117 thru 119
                                                      147

Elections..............................          7    46

Food Service...........................         10    63, 64
Funeral Leave..........................          9    54 thru 56

Gloves.................................         10    65

Incidental Work........................         15    96
I&E Work Jurisdiction..................         22    129 thru 140
I&E Upgrades...........................         24    141 thru 144
Inspections............................          9    57

Jury Duty..............................          7    44, 45

Layoff -- Maintenance..................         20    120
Leadman -- Maintenance.................         19    110 thru 112
License Reimbursement -- Maintenance...         20    121
Lunch Delivery -- Operations...........         26    160

Non-Occupational Sick Pay..............          4    25 thru 31

Overtime Errors........................          3    18

Pay Day................................          4    24
Physicals..............................          5    33 thru 35
Premium Pay Practices..................          1    4 thru 22
Premium Pay Practices -- Maintenance...          1    5 thru 10
Prescription Safety Glasses............          8    50 thru 53
Productivity Statement.................         11    70 thru 76
Safety Glasses -- Maintenance..........         19    113

                             LETTERS OF AGREEMENT
                                     INDEX



SUBJECT                                       PAGE    PAR. NO.


Scheduling.............................          9    58
Seniority..............................          7    42, 43
Shift Assignment -- Maintenance........         17    98 thru 104
Shift Assignment -- Operations.........         25    153 thru 155
Shift Preference.......................      1, 25    1, 153 thru 155
Shutdown Staffing -- Maintenance.......         13    85
Special Qualifications -- Maintenance..         19    116
Stores.................................         21    125 thru 128

Training -- Laboratory.................         25    148
Training -- Maintenance................         21    122, 123
Transportation.........................          1    2

Upgrade -- Maintenance.................         18    105 thru 109

Vacation...............................          6    36 thru 41

Work Assignment -- Operations..........         25    153 thru 155
Work Assignment -- Laboratory..........         25    148 thru 152
Work Assignment -- Maintenance.........         12    77 thru 97
Work Assignment -- Materials Handling..         24    145 thru 146
Work Clothes -- Maintenance............         20    117 thru 119
Worker's Compensation..................          5    32
Work Gloves............................         10    65
Work Instructions -- Maintenance.......         21    124





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